Exhibit 10.1

$95,000,000 AGGREGATE PRINCIPAL AMOUNT*

Spartan Stores, Inc.

3.375% CONVERTIBLE SENIOR NOTES DUE 2027

Purchase Agreement

dated May 23, 2007

_________________________________
* Plus an additional $15,000,000 aggregate principal amount of Notes pursuant to an option granted to the Initial Purchasers.

Purchase Agreement

May 23, 2007

BANC OF AMERICA SECURITIES LLC
BEAR, STEARNS & CO. INC.
     As Representatives of the several Initial Purchasers

c/o Banc of America Securities LLC
9 West 57th Street
New York, New York  10019

Ladies and Gentlemen:

          Spartan Stores, Inc., a Michigan corporation (the "Company"), proposes to issue and sell to the several purchasers named in Schedule A (the "Initial Purchasers") $95,000,000 in aggregate principal amount of its 3.375% Convertible Senior Notes due May 15, 2027 (the "Firm Notes"). In addition, the Company has granted to the Initial Purchasers an option to purchase up to an additional $15,000,000 in aggregate principal amount of its 3.375% Convertible Senior Notes due May 15, 2027 (the "Optional Notes" and, together with the Firm Notes, the "Notes"). Banc of America Securities LLC ("BAS," and in its capacity as a representative of the Initial Purchasers, the "Representative") and Bear, Stearns & Co. Inc. have agreed to act as representatives of the several Initial Purchasers in connection with the offering and sale of the Notes. To the extent that there are no Initial Purchasers listed on Schedule A other than BAS and Bear, Stearns & Co. Inc., the term "Initial Purchasers" as used herein shall mean BAS and Bear, Stearns & Co. Inc. as Initial Purchasers.

          The Notes will be convertible on the terms, and subject to the conditions, set forth in the indenture (the "Indenture") to be entered into between the Company and The Bank of New York Trust Company, N.A., as trustee (the "Trustee"), on the Closing Date (as defined herein). As used herein, "Conversion Shares" means the shares of common stock, no par value, of the Company (the "Common Stock") that may be received by the holders of the Notes upon conversion of the Notes pursuant to the terms of the Notes.

          The Notes will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder (the "Securities Act"), in reliance upon an exemption therefrom.

          Holders of the Notes (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of a Resale Registration Rights Agreement, dated the Closing Date, between the Company and the Initial Purchasers (the "Registration Rights Agreement"), pursuant to which the Company will agree to file or have on file with the Commission a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Registration Statement") covering the resale of the Notes and the Conversion Shares. This

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Agreement, the Indenture, the Notes and the Registration Rights Agreement are referred to herein collectively as the "Operative Documents."

          The Company understands that the Initial Purchasers propose to make an offering of the Notes on the terms and in the manner set forth herein and in the Disclosure Package (as defined below), including the Preliminary Offering Memorandum (as defined below), and the Final Offering Memorandum (as defined below) and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Notes to purchasers (the "Subsequent Purchasers") at any time after the date of this Agreement.

          The Company has prepared an offering memorandum, dated the date hereof, setting forth information concerning the Company, the Indenture, the Notes, the Registration Rights Agreement and the Common Stock, in form and substance reasonably satisfactory to the Initial Purchasers. As used in this Agreement, "Offering Memorandum" means, collectively, the Preliminary Offering Memorandum dated May 22, 2007 (the "Preliminary Offering Memorandum") and the offering memorandum dated the date hereof (the "Final Offering Memorandum"), each as then amended or supplemented by the Company. As used herein, each of the terms "Disclosure Package", "Offering Memorandum", "Preliminary Offering Memorandum" and "Final Offering Memorandum" shall include in each case the documents incorporated or deemed to be incorporated by reference therein.

          The Company hereby confirms its agreements with the Initial Purchasers as follows:

          Section 1.  Representations, Warranties and Covenants of the Company.

          The Company hereby represents, warrants and covenants to each Initial Purchaser as follows:

          (a)  No Registration. Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 6 and their compliance with the agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Notes to the Initial Purchasers, the offer, resale and delivery of the Notes by the Initial Purchasers to Subsequent Purchasers and the conversion of the Notes into Conversion Shares, in each case in the manner contemplated by this Agreement, the Indenture, the Disclosure Package and the Offering Memorandum, to register the Notes or the Conversion Shares under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

          (b)  No Integration. None of the Company or any of its subsidiaries has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any "security" (as defined in the Securities Act) that is or will be integrated with the sale of the Notes or the Conversion Shares in a manner that would require registration under the Securities Act of the Notes or the Conversion Shares.

          (c)  Rule 144A. No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Notes are listed on any national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or quoted on an automated inter-dealer quotation system.

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          (d)  Exclusive Agreement. The Company has not paid or agreed to pay to any person any compensation for soliciting another person to purchase any Notes (except as contemplated in this Agreement).

          (e)  Offering Memorandum. The Company hereby confirms that it has authorized the use of the Disclosure Package, including the Preliminary Offering Memorandum, and the Final Offering Memorandum in connection with the offer and sale of the Notes by the Initial Purchasers. Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Disclosure Package or the Final Offering Memorandum complied when it was filed, or will comply when it is filed, as the case may be, in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder. The Preliminary Offering Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the date of this Agreement, the Closing Date and on any Subsequent Closing Date, the Final Offering Memorandum did not and will not (and any amendment or supplement thereto, at the date thereof, at the Closing Date and on any Subsequent Closing Date, will not) contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty as to information included in or omitted from the Preliminary Offering Memorandum or the Final Offering Memorandum in reliance upon and in conformity with written information furnished to the Company by or on the behalf of the Initial Purchasers specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on the behalf of the Initial Purchasers consists of the information described as such in Section 8 hereof.

          (f)  Disclosure Package. The term "Disclosure Package" shall mean (i) the Preliminary Offering Memorandum, as amended or supplemented at the Applicable Time, (ii) the Final Term Sheet (as defined herein) and (iii) any other writings that the parties expressly agree in writing to treat as part of the Disclosure Package ("Issuer Written Information"). The Disclosure Package as of 5:00 pm (Eastern time) on the date hereof (the "Applicable Time") will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to information included in or omitted from the Disclosure Package in reliance upon and in conformity with written information furnished to the Company by or on the behalf of the Initial Purchasers specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 8 hereof.

          (g)  Accuracy of Statements in the Disclosure Package and Final Offering Memorandum. The statements (i) in the Preliminary Offering Memorandum and the Final Offering Memorandum under the captions "Dividend Policy," "Description of Capital Stock," "Description of Other Indebtedness" and "U.S. Federal Income Tax Considerations" and (ii) in Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2007 under the captions "Business-Regulation" and "Legal Proceedings" fairly summarize in all material respects the matters therein described.

          (h)  Authorization of the Purchase Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

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          (i)  Authorization of the Indenture. The Indenture has been duly authorized by the Company and, upon the effectiveness of the Registration Statement, will be qualified under the Trust Indenture Act; on the Closing Date, the Indenture will have been duly executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the Trustee, will constitute a legally valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles; and on the Closing Date the Indenture will conform in all material respects to the description thereof contained in the Disclosure Package and the Final Offering Memorandum.

          (j)  Authorization of the Notes. The Notes have been duly authorized by the Company; when the Notes are executed, authenticated and issued in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers pursuant to this Agreement on the Closing Date or any Subsequent Closing Date, as the case may be (assuming due authentication of the Notes by the Trustee), such Notes will constitute legally valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles; and the Notes will conform in all material respects to the description thereof contained in the Disclosure Package and the Final Offering Memorandum.

          (k)  Authorization of the Conversion Shares. The Conversion Shares have been duly authorized and reserved and, when issued upon conversion of the Notes in accordance with the terms of the Notes and the Indenture, will be validly issued, fully paid and non-assessable, and the issuance of such Conversion Shares will not be subject to any preemptive or similar rights.

          (l)  Authorization of the Registration Rights Agreement. The Registration Rights Agreement has been duly authorized, executed and delivered by the Company.

          (m)  No Material Adverse Change. Except as otherwise disclosed in the Disclosure Package and the Final Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), subsequent to the respective dates as of which information is given in the Disclosure Package: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, properties, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (a "Material Adverse Change"); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, nor entered into any material transaction or agreement other than in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company other than regular quarterly dividends consistent in timing and amount with past practice or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

          (n)  Independent Accountants. Deloitte & Touche LLP, who have expressed their opinion with respect to the respective financial statements (which term as used in this Agreement includes the related notes thereto) of the Company and of D&W Food Centers, Inc. ("D&W") included in the Disclosure Package and the Final Offering Memorandum, are independent

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registered public accountants with respect to the Company and to D&W as required by the Securities Act and the Exchange Act and the applicable published rules and regulations thereunder.

          (o)  Preparation of the Financial Statements. The financial statements included in the Disclosure Package and the Final Offering Memorandum present fairly, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements comply as to form, in all material respects, with the applicable accounting requirements of Regulation S-X and have been prepared, in all material respects, in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto or in the Disclosure Package and the Final Offering Memorandum. The financial data set forth (i) in the Preliminary Offering Memorandum and the Final Offering Memorandum under the captions "Selected Financial Data" and (ii) in Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2007 under the caption "Selected Financial Data" present fairly the information set forth therein on a basis consistent with that of the audited financial statements included in the Disclosure Package and the Final Offering Memorandum. The Company's ratios of earnings to fixed charges set forth in the Preliminary Offering Memorandum and the Final Offering Memorandum, if any, have been calculated in compliance with Item 503(d) of Regulation S-K under the Securities Act. The pro forma financial statements and the related notes thereto included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2007 present fairly the information contained therein, have been prepared, in all material respects, in accordance with the Commission's rules and regulations and guidelines with respect to pro forma financial statements and have been properly presented on the basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

          (p)  Subsidiaries. The subsidiaries listed on Annex A attached hereto (each a "Significant Subsidiary") are the only "significant subsidiaries" of the Company as defined by Rule 1-02 of Regulation S-X.

          (q)  Incorporation and Good Standing of the Company and its Significant Subsidiaries. Each of the Company and its Significant Subsidiaries has been duly incorporated (or, if not a corporation, otherwise organized) and is validly existing as a corporation (or other legal entity) in good standing under the laws of the jurisdiction of its incorporation (or organization) and has corporate (or other) power and authority to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Disclosure Package and the Final Offering Memorandum and, in the case of the Company, to enter into and perform its obligations under this Agreement. Each of the Company and each Significant Subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or on the earnings, business, properties, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (a "Material Adverse Effect"). All of the issued and outstanding shares of capital stock of each Significant Subsidiary that is a corporation have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through subsidiaries, free and clear of

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any security interest, mortgage, pledge, lien, encumbrance or claim except as disclosed in the Disclosure Package and the Final Offering Memorandum. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2007 (excluding those subsidiaries that may be omitted from such list pursuant to Form 10-K).

          (r)  Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the Disclosure Package and the Final Offering Memorandum under the caption "Capitalization" (other than for subsequent issuances, if any, pursuant to stock option, stock bonus and other stock plans or arrangements described in the Disclosure Package and the Final Offering Memorandum or upon exercise of outstanding options, warrants or other rights described in the Disclosure Package and the Final Offering Memorandum, as the case may be). The Common Stock (including the Conversion Shares) conforms in all material respects to the description thereof contained in the Disclosure Package and the Final Offering Memorandum. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company other than those described in the Disclosure Package and the Final Offering Memorandum and subsequent grants or awards of stock options and restricted stock pursuant to the plans described in the Disclosure Package and the Final Offering Memorandum. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Disclosure Package and the Final Offering Memorandum accurately and fairly presents and summarizes in all material respects such plans, arrangements, options and rights.

          (s)  Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries (i) is in violation of its articles of incorporation or bylaws, (ii) is (or, with the giving of notice or lapse of time, would be) in default ("Default") under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other agreement, obligation or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound (including, without limitation, the Loan and Security Agreement (the "Bank Facility") dated as of December 23, 2003, as amended, among the Company and certain subsidiaries of the Company as Borrowers, Congress Financial Corp. as Agent and Lender, the other Lenders from time to time thereunder, and certain subsidiaries of the Company as Guarantors, as amended), or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an "Existing Instrument"), or (iii) is in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except, with respect to clauses (ii) and (iii) only, for such Defaults or violations as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

          The Company's execution, delivery and performance of the Operative Documents and consummation of the transactions contemplated thereby, as described in the Disclosure Package and the Final Offering Memorandum (i) have been duly authorized by all necessary corporate action on the part of the Company and will not result in any violation of the articles of

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incorporation or bylaws of the Company or any subsidiary, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument and (iii) will not result in any violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties.

          No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the Company's execution, delivery and performance of the Operative Documents and consummation of the transactions contemplated thereby, as described in the Disclosure Package and the Final Offering Memorandum, except (i) with respect to the transactions contemplated by the Registration Rights Agreement, as may be required under the Securities Act, the Trust Indenture Act and the rules and regulations promulgated thereunder and (ii) such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the National Association of Securities Dealers, Inc. ("NASD").

          (t)  No Stamp or Transfer Taxes. There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Notes or upon the issuance of any Conversion Shares upon the conversion of the Notes, if any.

          (u)  No Material Actions or Proceedings. There are no legal or governmental actions, suits or proceedings pending or, to the best of the Company's knowledge, threatened (i) against or affecting the Company or any of its subsidiaries, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its subsidiaries or (iii) relating to environmental, employment or discrimination matters where, in any case, (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such subsidiary and (B) any such action, suit or proceeding, if determined adversely, would reasonably be expected to have a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by this Agreement.

          (v)  Labor Matters. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the best of the Company's knowledge, is threatened or imminent, and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its or its subsidiaries' principal suppliers, contractors or customers, that would reasonably be expected to have a Material Adverse Effect.

          (w)  Intellectual Property Rights. The Company and its subsidiaries own, possess, license or have other rights to use all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the "Intellectual Property") necessary for the conduct of the Company's business as a whole as now conducted or as proposed in the Disclosure Package and the Final Offering Memorandum to be conducted. Except as would not reasonably be expected to have a Material Adverse Effect, (a) no party has been granted an exclusive license to use any portion of such Intellectual Property owned by the Company; (b) to the best of the Company's knowledge, there is no material infringement by third parties of any such Intellectual Property owned by or exclusively licensed to the Company; (c) there is no pending or, to the best of the Company's knowledge, threatened action, suit,

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proceeding or claim by others challenging the Company's rights in or to any material Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (d) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; and (e) there is no pending or, to the best of the Company's knowledge, threatened action, suit, proceeding or claim by others that the Company's business as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact that would form a reasonable basis for any such claim.

          (x)  All Necessary Permits, etc. Except as would not reasonably be expected to have a Material Adverse Effect, the Company and each subsidiary possess such valid and current licenses, certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the Company's business as a whole, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit.

          (y)  Title to Properties. Except as would not reasonably be expected to have a Material Adverse Effect, the Company and each of its subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements included in the Disclosure Package and the Final Offering Memorandum, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except as disclosed in the Disclosure Package or such as do not, singly or in the aggregate, materially and adversely affect the value of such property and do not, singly or in the aggregate, materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as do not result in a Material Adverse Effect and do not, singly or in the aggregate, materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

          (z)  Tax Law Compliance. Except as would not reasonably be expected to have a Material Adverse Effect, the Company and each of its subsidiaries have filed all necessary federal, state, local and foreign income and franchise tax returns in a timely manner and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except for any taxes, assessments, fines or penalties as may be being contested in good faith and by appropriate proceedings. Except as would not reasonably be expected to have a Material Adverse Effect, the Company has made appropriate provisions in the financial statements included in the Disclosure Package and the Final Offering Memorandum in respect of all federal, state and foreign income and franchise taxes for all current or prior periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

          (aa)  Company Not an "Investment Company". The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Company is not, and after receipt of payment for the Notes and application of the proceeds as described under "Use of Proceeds" in the Disclosure Package and the Final Offering Memorandum will not be, an "investment company" within the meaning of the Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

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          (bb)  Compliance with Reporting Requirements. The Company is subject to and in full compliance with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

          (cc)  Insurance. Except as would not reasonably be expected to have a Material Adverse Effect, each of the Company and its subsidiaries are insured by recognized, financially sound and reputable institutions, or are self-insured, with policies in such amounts and with such deductibles and covering such risks that the Company reasonably deems to be adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of terrorism or vandalism and earthquakes. Except as would not reasonably be expected to have a Material Adverse Effect: (i) all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; (ii) the Company and its subsidiaries are in compliance with the terms of such policies and instruments; (iii) there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and (iv) neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not have a Material Adverse Effect.

          (dd)  No Restriction on Distributions. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Disclosure Package and the Final Offering Memorandum.

          (ee)  No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.

          (ff)  Related Party Transactions. There are no material business relationships or related party transactions involving the Company or any subsidiary and any other person of the type required to be disclosed under Item 404 of Regulation S-X that have not been described in the Disclosure Package or the Final Offering Memorandum.

          (gg)  No General Solicitation. None of the Company or any of its affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act ("Regulation D")), has, directly or through an agent, engaged in any form of general solicitation or general advertising in connection with the offering of the Notes or the Conversion Shares (as those terms are used in Regulation D) under the Securities Act or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; the Company has not entered into any contractual arrangement with respect to the distribution of the Notes or the Conversion Shares except for this Agreement, and the Company will not enter into any such arrangement except for the Registration Rights Agreement and as may be contemplated thereby.

          (hh)  No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or

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affiliate of the Company or any of its subsidiaries is aware of or has taken any action on behalf of the Company, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any "foreign official" (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA. "FCPA" means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

          (ii)  No Conflict with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the "Money Laundering Laws") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

          (jj)  No Conflict with OFAC Laws. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

          (kk)  Compliance with Environmental Laws. Except as otherwise disclosed in the Disclosure Package and the Final Offering Memorandum, (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign law, regulation, order, permit or other requirement relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, "Materials of Environmental Concern"), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, "Environmental Laws"), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law, except as would not, individually or in the aggregate, have a Material Adverse Effect; (ii) there is no claim, action or cause of action filed with a court or governmental authority of which the Company has received service of process or otherwise become aware, no investigation with respect to which the Company has received written notice,

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and no written notice has been given to the Company by any person or entity alleging potential liability for investigatory costs, clean-up costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys' fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, "Environmental Claims"), pending or, to the best of the Company's knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law, except as would not, individually or in the aggregate, have a Material Adverse Effect; (iii) to the best of the Company's knowledge, there are no past, present or anticipated future actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law, require expenditures to be incurred pursuant to Environmental Law, or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law, except as would not, individually or in the aggregate, have a Material Adverse Effect; and (iv) neither the Company nor any of its subsidiaries is subject to any pending or, to the best of the Company's knowledge, threatened proceeding under Environmental Law to which a governmental authority is a party and which is reasonably likely to result in monetary sanctions of $500,000 or more.

          (ll)  ERISA Compliance. None of the following events has occurred or exists except as disclosed in the Disclosure Package or as would not reasonably be expected to have a Material Adverse Effect: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by the Company or any of its subsidiaries; or (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its subsidiaries. None of the following events has occurred or is reasonably likely to occur in the current fiscal year of the Company except as disclosed in the Disclosure Package or as would not reasonably be expected to have a Material Adverse Effect: (i) increases in the aggregate amount of contributions required to be made to all Plans compared to the amount of such contributions made in the Company's most recently completed fiscal year; (ii) a material increase in the Company's consolidated "accumulated post-retirement benefit obligations" (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the Company's most recently completed fiscal year; or (iii) any event or condition giving rise to a liability under Title IV of ERISA. For purposes of this paragraph, the term "Plan" means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which any member of the Company may have any liability.

          (mm)  Sarbanes-Oxley Compliance. There is and has been no failure on the part of the Company and any of the Company's directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the "Sarbanes-Oxley Act"), including Section 402 related to loans and Sections 302 and 906 related to certifications.

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          (nn)  Internal Controls and Procedures. The Company maintains (i) effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act, and (ii) a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (oo)  No Material Weakness in Internal Controls. Except as disclosed in the Disclosure Package and the Final Offering Memorandum, since the end of the Company's most recent audited fiscal year, there has been (i) no material weakness in the Company's internal control over financial reporting (whether or not remediated) and (ii) no change in the Company's internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting.

          (pp)  Disclosure Controls. The Company and its subsidiaries maintain an effective system of "disclosure controls and procedures" (as defined in Rule 13a-15 of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission's rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company's management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

          (qq)  Lending Relationship. Except as disclosed in the Disclosure Package and the Final Offering Memorandum, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Initial Purchaser and (ii) does not intend to use any of the proceeds from the sale of the Notes hereunder to repay any outstanding debt owed to any affiliate of any Initial Purchaser.

          Any certificate signed by an officer of the Company and delivered to the Representative or to counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company to each Initial Purchaser as to the matters set forth therein.

          Section 2.  Purchase, Sale and Delivery of the Notes

          (a)  The Firm Notes. The Company agrees to issue and sell to the several Initial Purchasers the Firm Notes upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Initial Purchasers agree, severally and not jointly, to purchase from the Company the respective principal amount of Firm Notes set forth opposite their names on Schedule A at a purchase price of 97.5% of the aggregate principal amount thereof. The Initial Purchasers hereby advise the Company that they intend to offer the Notes for resale at an initial price of 100% of the aggregate principal amount thereof.

          (b)  The Closing Date. Delivery of the Firm Notes to be purchased by the Initial Purchasers and payment therefor shall be made at the offices of Cleary Gottlieb Steen &

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Hamilton LLP (or such other place as may be agreed to by the Company and the Representative) at 9:00 a.m. New York City time, on May 30, 2007 or such other time and date not later than June 13, 2007 as the Representative shall designate by notice to the Company (the time and date of such closing are called the "Closing Date").

          (c)  The Optional Notes; any Subsequent Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Initial Purchasers to purchase, severally and not jointly, up to $15,000,000 aggregate principal amount of Optional Notes from the Company at the same price as the purchase price to be paid by the Initial Purchasers for the Firm Notes. The option granted hereunder may be exercised at any time and from time to time upon notice by the Representative to the Company, which notice may be given at any time prior to the 13th day after the Closing Date. Such notice shall set forth (i) the amount (which shall be an integral multiple of $1,000 in aggregate principal amount) of Optional Notes as to which the Initial Purchasers are exercising the option, (ii) the names and denominations in which the Optional Notes are to be registered and (iii) the time, date and place at which such Notes will be delivered (which time and date may be simultaneous with, but not earlier than, the Closing Date; and in such case the term "Closing Date" shall refer to the time and date of delivery of the Firm Notes and the Optional Notes). Such time and date of delivery, if subsequent to the Closing Date, is called a "Subsequent Closing Date" and shall be determined by the Representative. Such date may be the same as the Closing Date but shall not be earlier than the Closing Date and shall be prior to the 13th day after the Closing Date. If any Optional Notes are to be purchased, each Initial Purchaser agrees, severally and not jointly, to purchase the principal amount of Optional Notes (subject to such adjustments to eliminate fractional amount as the Representative may determine) that bears the same proportion to the total principal amount of Optional Notes to be purchased as the principal amount of Firm Notes set forth on Schedule A opposite the name of such Initial Purchaser bears to the total principal amount of Firm Notes.

          (d)  Payment for the Notes. Payment for the Notes shall be made at the Closing Date (and, if applicable, at any Subsequent Closing Date) by wire transfer of immediately available funds to the order of the Company.

          It is understood that the Representative has been authorized, for its own account and the accounts of the several Initial Purchasers, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Notes and any Optional Notes the Initial Purchasers have agreed to purchase. BAS, individually and not as the Representative of the Initial Purchasers, may (but shall not be obligated to) make payment for any Notes to be purchased by any Initial Purchaser whose funds shall not have been received by the Representative by the Closing Date or any Subsequent Closing Date, as the case may be, for the account of such Initial Purchaser, but any such payment shall not relieve such Initial Purchaser from any of its obligations under this Agreement.

          (e)  Delivery of the Notes. The Company shall deliver, or cause to be delivered, to the Representative for the accounts of the several Initial Purchasers the Firm Notes at the Closing Date, against receipt of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company shall also deliver, or cause to be delivered, to the Representative for the accounts of the several Initial Purchasers, the Optional Notes the Initial Purchasers have agreed to purchase at the Closing Date or any Subsequent Closing Date, as the case may be, against receipt of a wire transfer of immediately available funds for the amount of the purchase price therefor. Delivery of the Notes shall be made through the facilities of The Depository Trust Company unless the Representative shall otherwise instruct. Time shall be of

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the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Initial Purchasers.

          Section 3.  Covenants of the Company

          The Company covenants and agrees with each Initial Purchaser as follows:

          (a)  Representative's Review of Proposed Amendments and Supplements. During such period beginning on the date hereof and ending on the date of the completion of the resale of the Notes by the Initial Purchasers (as notified by the Initial Purchasers to the Company), prior to amending or supplementing the Disclosure Package or the Final Offering Memorandum, the Company shall furnish to the Representative for review a copy of each such proposed amendment or supplement, and the Company shall not print, use or distribute such proposed amendment or supplement to which the Representative reasonably objects.

          (b)  Amendments and Supplements to the Offering Memorandum and Other Securities Act Matters. If, at any time prior to the completion of the resale of the Notes by the Initial Purchasers (as notified by the Initial Purchasers to the Company), any event or development shall occur or condition exist as a result of which it is necessary to amend or supplement the Disclosure Package or the Final Offering Memorandum in order that the Disclosure Package or the Final Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if in the opinion of the Representative or counsel for the Initial Purchasers it is otherwise necessary to amend or supplement the Disclosure Package or the Final Offering Memorandum to comply with law, the Company shall promptly notify the Initial Purchasers and prepare, subject to Section 3(a) hereof, such amendment or supplement as may be necessary to correct such untrue statement or omission.

          (c)  Copies of Disclosure Package and the Offering Memorandum. The Company agrees to furnish to the Representative, without charge, until the earlier of nine months after the date hereof or the completion of the resale of the Notes by the Initial Purchasers (as notified by the Initial Purchasers to the Company) as many copies of the materials contained in the Disclosure Package and the Final Offering Memorandum and any amendments and supplements thereto, and deliver them in such quantities and at such places as the Representative may reasonably request.

          (d)  Blue Sky Compliance. The Company shall cooperate with the Representative and counsel for the Initial Purchasers, as the Initial Purchasers may reasonably request from time to time, to qualify or register the Notes for sale under (or obtain exemptions from the application of) the state securities or blue sky laws, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Notes. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Notes for offering, sale or trading in any jurisdiction or any initiation or, to the best of the Company's knowledge, threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use commercially reasonable efforts to obtain the withdrawal thereof at the earliest possible moment.

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          (e)  Rule 144A Information. For so long as any of the Notes are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Company shall provide to any holder of the Notes or to any prospective purchaser of the Notes designated by any holder, upon request of such holder or prospective purchaser, information required to be provided by Rule 144A(d)(4) of the Securities Act if, at the time of such request, the Company is not subject to the reporting requirements under Section 13 or 15(d) of the Exchange Act.

          (f)  Compliance with Securities Law. For a period of three years from the Closing, the Company will comply in all material respects with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use all appropriate efforts to cause the Company's directors and officers, in their capacities as such, to comply in all material respects with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

          (g)  Legends. Each of the Notes will bear, to the extent applicable, the legend contained in "Notice to Investors" in the Disclosure Package and the Final Offering Memorandum for the time period and upon the other terms stated therein.

          (h)  Written Information Concerning the Offering. Without the prior written consent of the Representative, the Company will not give to any prospective purchaser of the Notes any written information concerning the offering of the Notes other than the Disclosure Package, the Final Offering Memorandum or any other offering materials prepared by or with the prior consent of the Representative, including Issuer Written Information.

          (i)  No General Solicitation. Except following the effectiveness of the Registration Statement, the Company will not, and will cause its subsidiaries not to, solicit any offer to buy or offer to sell the Notes by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

          (j)  No Integration. The Company will not, and will cause its subsidiaries not to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Securities Act) in a transaction that could be integrated with the sale of the Notes in a manner that would require the registration under the Securities Act of the Notes.

          (k)  Information to Publishers. Any information provided by the Company to publishers of publicly available databases about the terms of the Notes shall include a statement that the Notes have not been registered under the Securities Act and are subject to restrictions under Rule 144A under the Securities Act.

          (l)  DTC. The Company will cooperate with the Representative and use commercially reasonable efforts to permit the Notes to be eligible for clearance and settlement through The Depository Trust Company.

          (m)  Rule 144 Tolling. During the period of two years after the last Closing Date, the Company will not, and will not permit any of its "affiliates" (as defined in Rule 144 under the Securities Act) to, resell any of the Notes that constitute "restricted securities" under Rule 144 that have been reacquired by any of them, except for the Notes purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act.

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          (n)  Use of Proceeds. The Company shall apply the net proceeds from the sale of the Notes in the manner described under the caption "Use of Proceeds" in the Disclosure Package and the Final Offering Memorandum.

          (o)  Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.

          (p)  Available Conversion Shares. The Company will reserve and keep available at all times, free of pre-emptive rights, the full number of Conversion Shares.

          (q)  Conversion Price. Between the date hereof and the Closing Date, the Company will not do or authorize any act or thing that would result in an adjustment of the conversion price.

          (r)  Company to Provide Interim Financial Statements and Other Information. Prior to the Closing Date, the Company will furnish the Initial Purchasers, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Disclosure Package and the Final Offering Memorandum.

          (s)  Agreement Not to Offer or Sell Additional Securities. During the period commencing on the date hereof and ending on the 90th day following the date of the Final Offering Memorandum, the Company will not, without the prior written consent of BAS (which consent may be withheld at the sole discretion of BAS), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open "put equivalent position" or liquidate or decrease a "call equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition of), or announce the offering of, or file any registration statement under the Securities Act in respect of, any shares of Common Stock, options or warrants to acquire shares of the Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock (other than as contemplated by this Agreement with respect to the Notes and the Conversion Shares); provided, however, that the Company may issue shares of its Common Stock or options to purchase its Common Stock, or Common Stock upon exchange for or exercise of options or warrants, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Disclosure Package and the Final Offering Memorandum.

          (t)  Future Reports to Stockholders. The Company will, for a period of not less than three years after the Closing Date, make available, by timely filing with the Commission or other reasonably prompt and appropriate means, to its securityholders after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date of the Offering Memorandum), will make available to its securityholders, by timely filing with the Commission or other reasonably prompt and appropriate means, consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail.

          (u)  Future Reports to the Representative. During the period of three years after the Closing Date the Company will furnish to the Representative at 9 West 57th Street, New York, NY 10019 (i) as soon as practicable after the end of each fiscal year, copies of the annual report of the Company containing the balance sheet of the Company as of the close of such fiscal year

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and statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the NASD or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock.

          (v)  Investment Limitation. The Company shall not invest or otherwise use the proceeds received by the Company from its sale of the Notes in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.

          (w)  No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Notes.

          (x)  Lock-Up Agreements. The Company will enforce all agreements between the Company and any of its security holders to be entered into pursuant to this Agreement that prohibit the sale, transfer, assignment, pledge or hypothecation of any of the Company's securities. In addition, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such "lock-up" agreements and held in record name by the securityholder bound by the agreement for the duration of the periods contemplated in such agreements.

          (y)  Final Term Sheet. The Company will prepare a final term sheet, containing solely a description of the Notes and the offering thereof, in the form approved by you and attached as Schedule B hereto (the "Final Term Sheet").

          Section 4.  Payment of Expenses

          The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Notes (including all printing and engraving costs), (ii) all fees and expenses of the Trustee under the Indenture, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Notes to the Initial Purchasers, (iv) all fees and expenses of the Company's counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, shipping and distribution of the materials contained in the Disclosure Package, including the Preliminary Offering Memorandum, and the Final Offering Memorandum and all amendments and supplements thereto, (vi) all filing fees, attorneys' fees and expenses incurred by the Company or reasonably incurred by the Initial Purchasers in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Notes for offer and sale under the state securities or blue sky laws, and, if reasonably requested by the Representative, preparing and printing a "Blue Sky Survey" or memorandum, and any supplements thereto, advising the Initial Purchasers of such qualifications, registrations and exemptions, (vii)  the expenses of the Company and the Initial Purchasers in connection with the marketing and offering of the Notes, including all transportation and other expenses incurred in connection with presentations to prospective purchasers of the Notes, (viii) the fees and expenses associated with

17

listing the Conversion Shares on The Nasdaq Global Market and (ix) all expenses and fees in connection with admitting the Notes for trading in the PORTAL Market. Except as provided in this Section 4, Section 7, Section 10 and Section 11 hereof, the Initial Purchasers shall pay their own expenses, including the fees and disbursements of their counsel.

          Section 5.  Conditions of the Obligations of the Initial Purchasers

          The obligations of the several Initial Purchasers to purchase and pay for the Notes as provided herein on the Closing Date and, with respect to the Optional Notes, any Subsequent Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made and, with respect to the Optional Notes, as of the related Subsequent Closing Date as though then made, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

          (a)  Accountants' Comfort Letter. On the date hereof, the Representative shall have received from Deloitte & Touche LLP, independent public accountants for the Company, a letter dated the date hereof addressed to the Initial Purchasers, the form of which is attached as Exhibit A.

          (b)  No Material Adverse Change or Rating Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date and, with respect to the Optional Notes, any Subsequent Closing Date:

          (i)  in the judgment of the Representative there shall not have occurred any Material Adverse Change;

          (ii)  there shall not have been any change or decrease specified in the letter referred to in paragraph (a) of this Section 5 which is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Notes as contemplated by the Disclosure Package and the Final Offering Memorandum; and

          (iii)  there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

          (c)  Opinion of Sidley Austin LLP. On each of the Closing Date and any Subsequent Closing Date, the Representative shall have received the favorable opinion of Sidley Austin LLP, counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit B.

          (d)  Opinion of Warner Norcross & Judd LLP. On each of the Closing Date and any Subsequent Closing Date, the Representative shall have received the favorable opinion of Warner Norcross & Judd LLP, Counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit C.

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          (e)  Opinion of Seyfarth Shaw LLP. On each of the Closing Date and any Subsequent Closing Date, the Representative shall have received the favorable opinion of Seyfarth Shaw LLP, Counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit D.

          (f)  Opinion of Cleary Gottlieb Steen & Hamilton LLP. On each of the Closing Date and any Subsequent Closing Date, the Representative shall have received the favorable opinion of Cleary Gottlieb Steen & Hamilton LLP, counsel for the Initial Purchasers, dated as of such Closing Date, in form and substance satisfactory to, and addressed to, the Representative, with respect to the issuance and sale of the Notes, the Disclosure Package, the Preliminary Offering Memorandum, the Final Offering Memorandum and such other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (g)  Officers' Certificate. On each of the Closing Date and any Subsequent Closing Date, the Representative shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer, President or any Executive Vice-President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of such Closing Date, to the effect that the signers of such certificate have examined the Disclosure Package, including the Preliminary Offering Memorandum, and the Final Offering Memorandum, any amendments or supplements thereto and this Agreement, to the effect set forth in subsection (b)(iii) of this Section 5, and further to the effect that:

          (i)  for the period from and after the date of this Agreement and prior to such Closing Date or such Subsequent Closing Date, as the case may be, there has not occurred any Material Adverse Change;

          (ii)  the representations and warranties of the Company set forth in Section 1 of this Agreement are true and correct on and as of the Closing Date or the Subsequent Closing Date, as the case may be, with the same force and effect as though expressly made on and as of such Closing Date or such Subsequent Closing Date, as the case may be; and

          (iii)  the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date or such Subsequent Closing Date, as the case may be.

          (h)  Bring-down Comfort Letter. On each of the Closing Date and any Subsequent Closing Date, the Representative shall have received from Deloitte & Touche LLP, independent public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representative, to the effect that such firm reaffirms the statements made in the letter furnished by it pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date or Subsequent Closing Date, as the case may be.

          (i)  Registration Rights Agreement. The Company and the Initial Purchasers shall have executed and delivered the Registration Rights Agreement substantially in the form of Exhibit E hereto and the Registration Rights Agreement shall be in full force and effect.

          (j)  Lock-Up Agreements from Officers and Directors of the Company. On or prior to the date hereof, the Company shall have furnished to the Representative an agreement in the form of

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Exhibit F hereto from each of Theodore C. Adornato, M. Shân Atkins, Dennis Eidson, Alex J. DeYonker, Frank M. Gambino, Derek Jones, Frederick S. Morganthall, II, Elizabeth A. Nickels, Timothy J. O'Donovan, David M. Staples, Kenneth T. Stevens, Craig C. Sturken, Thomas A. Van Hall and James F. Wright, and such agreement shall be in full force and effect on each of the Closing Date and any Subsequent Closing Date.

          (k)  PORTAL Designation. The Notes shall have been designated PORTAL-eligible securities in accordance with the rules and regulations of the NASD.

          (l)  Nasdaq Global Market Listing. The Company shall use commercially reasonable efforts to cause the Conversion Shares to be approved for listing, subject to issuance, on the Nasdaq Global Market.

          (m)  Additional Documents. On or before each of the Closing Date and any Subsequent Closing Date, the Representative and counsel for the Initial Purchasers shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Notes as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

          If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice to the Company at any time on or prior to the Closing Date and, with respect to the Optional Notes, at any time prior to the applicable Subsequent Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 7, Section 8, Section 9 and Section 13 shall at all times be effective and shall survive such termination.

          Section 6.  Representations, Warranties and Agreements of Initial Purchasers

          Each of the Initial Purchasers represents and warrants that it is a "qualified institutional buyer", as defined in Rule 144A under the Securities Act. Each Initial Purchaser agrees with the Company that:

          (a)  it has not offered or sold, and will not offer or sell, any Notes as part of their distribution at any time except to those it reasonably believes to be "qualified institutional buyers" (as defined in Rule 144A under the Securities Act);

          (b)  neither it nor any person acting on its behalf has made or will make any offer or sale of Notes by means of any form of general solicitation or general advertising (within the meaning of Regulation D);

          (c)  in connection with each sale pursuant to Section 6(a), it has taken or will take reasonable steps to ensure that the purchaser of such Notes is aware that such sale is being made in reliance on Rule 144A under the Securities Act;

          (d)  any information provided by the Initial Purchasers to publishers of publicly available databases about the terms of the Notes shall include a statement that the Notes have not been registered under the Securities Act and are subject to restrictions under Rule 144A under the Securities Act; and

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          (e)  it acknowledges that restrictions on the offer, sale and other transfers of the Notes and the Conversion Shares issuable upon conversion thereof are described in the Disclosure Package and the Final Offering Memorandum.

          Section 7.  Reimbursement of Initial Purchasers' Expenses

          If this Agreement is terminated by the Representative pursuant to Section 5, Section 10 or clause (i) of Section 11 (solely with respect to the Company's securities), or if the sale to the Initial Purchasers of the Notes on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representative and the other Initial Purchasers, severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representative and the Initial Purchasers in connection with the proposed purchase and the offering and sale of the Notes, including but not limited to reasonable fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

          Section 8.  Indemnification

          (a)  Indemnification of the Initial Purchasers. The Company agrees to indemnify and hold harmless each Initial Purchaser, its directors, officers, employees and agents, and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Initial Purchaser, director, officer, employee, agent or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Final Offering Memorandum, the Final Term Sheet, the Company's Current Report on Form 8-K furnished to the Commission on May 16, 2007, any Issuer Written Information or any other written information prepared by or on behalf of, or used by, the Company in connection with the offer or sale of the Notes (or any amendment or supplement to the foregoing), or the omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse each Initial Purchaser, its officers, directors, employees, agents and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by BAS) as such expenses are reasonably incurred by such Initial Purchaser or its officers, directors, employees, agents or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representative expressly for use in the Preliminary Offering Memorandum, the Final Offering Memorandum, the Final Term Sheet, any Issuer Written Information or any other written information prepared by or on behalf of, or used by, the Company in connection with the offer or sale of the Notes (or any amendment or supplement to the foregoing). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

          (b)  Indemnification of the Company, its Directors and Officers. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its

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directors, each of its officers and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Final Offering Memorandum, the Final Term Sheet, any Issuer Written Information or any other written information prepared by or on behalf of, or used by, the Company in connection with the offer or sale of the Notes (or any amendment or supplement to the foregoing), or arises out of or is based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Preliminary Offering Memorandum, the Final Offering Memorandum, the Final Term Sheet, any Issuer Written Information or any other written information prepared by or on behalf of, or used by, the Company in connection with the offer or sale of the Notes (or any amendment or supplement to the foregoing), in reliance upon and in conformity with written information furnished to the Company by the Representative expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Initial Purchasers have furnished to the Company expressly for use in the Preliminary Offering Memorandum, the Final Offering Memorandum, the Final Term Sheet, any Issuer Written Information or any other written information prepared by or on behalf of, or used by, the Company in connection with the offer or sale of the Notes (or any amendment or supplement to the foregoing) are the statements set forth in Schedule C. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Initial Purchaser may otherwise have.

          (c)  Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the

22

indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel for all indemnified parties (other than local counsel), reasonably approved by the indemnifying party (or by BAS in the case of Section 8(b)), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

          (d)  Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, which shall not be withheld unreasonably, but if settled with such consent or if there is a final judgment, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          Section 9.  Contribution

          If the indemnification provided for in Section 8 is for any reason unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions or alleged statements or alleged omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the

23

total net proceeds from the offering of the Notes pursuant to this Agreement (before deducting expenses) received by the Company, and the total discount received by the Initial Purchasers bear to the aggregate initial offering price of the Notes. The relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Initial Purchasers, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

          The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

          Notwithstanding the provisions of this Section 9, no Initial Purchaser shall be required to contribute any amount in excess of the purchase discount received by such Initial Purchaser in connection with the Notes purchased by it hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each director, officer, employee and agent of an Initial Purchaser and each person, if any, who controls an Initial Purchaser within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director of the Company, each officer of the Company, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company.

          Section 10.  Default of One or More of the Several Initial Purchasers

          If, on the Closing Date or any Subsequent Closing Date, as the case may be, any one or more of the several Initial Purchasers shall fail or refuse to purchase Notes that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Notes which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Notes to be purchased on such date, the other Initial Purchasers shall be obligated, severally, in the proportions that the principal amount of Firm Notes set forth opposite their respective names on Schedule A bears to the aggregate principal amount of Firm Notes set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as may be specified by the Representative with the consent of the non-defaulting Initial Purchasers, to purchase the Notes which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date. If, on the Closing Date or any Subsequent Closing Date, as the case may be, any one or more of the Initial Purchasers shall fail or refuse to purchase Notes and the aggregate principal amount of Notes with respect to which such default occurs exceeds 10% of the aggregate principal amount of Notes to be purchased on such date, and arrangements satisfactory to the Representative and the Company for the purchase of such Notes are not made within 48 hours after such default, this

24

Agreement shall terminate without liability of any party (other than a defaulting Initial Purchaser) to any other party except that the provisions of Section 4, Section 7, Section 8 and Section 9 shall at all times be effective and shall survive such termination. In any such case either the Representative or the Company shall have the right to postpone the Closing Date or any Subsequent Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Final Offering Memorandum or any other documents or arrangements may be effected.

          As used in this Agreement, the term "Initial Purchaser" shall be deemed to include any person substituted for a defaulting Initial Purchaser under this Section 10. Any action taken under this Section 10 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

          Section 11.  Termination of this Agreement

          On or prior to the Closing Date this Agreement may be terminated by the Representative by notice given to the Company if at any time (i) trading or quotation in any of the Company's securities shall have been suspended or limited by the Commission or by the Nasdaq Global Market, or trading in securities generally on either the New York Stock Exchange or the Nasdaq Global Market shall have been suspended or limited, or minimum or maximum prices shall have been generally established by the Commission or the NASD on either such stock exchange; (ii) a general banking moratorium shall have been declared by any federal or New York authority or a material disruption in commercial banking or securities settlement or clearance services in the United States has occurred; or (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States' or international political, financial or economic conditions, as in the judgment of the Representative is material and adverse and makes it impracticable or inadvisable to market the Notes in the manner and on the terms described in the Disclosure Package and the Final Offering Memorandum or to enforce contracts for the sale of securities. Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Company to any Initial Purchaser, except that the Company shall be obligated to reimburse the expenses of the Representative and the Initial Purchasers pursuant to Sections 4 and 7 hereof or (b) any Initial Purchaser to the Company.

          Section 12.  No Advisory or Fiduciary Responsibility

          The Company acknowledges and agrees that: (i) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the offering price of the Notes and any related discounts and commissions, is an arm's-length commercial transaction between the Company, on the one hand, and the several Initial Purchasers, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Initial Purchaser is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) no Initial Purchaser has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Company on other matters) and no Initial Purchaser has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this

25

Agreement; (iv) the several Initial Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Initial Purchasers have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Initial Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

          This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the several Initial Purchasers, or any of them, with respect to the subject matter hereof. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Initial Purchasers with respect to any breach or alleged breach of agency or fiduciary duty.

          Section 13.  Representations and Indemnities to Survive Delivery

          The respective indemnities, contribution, agreements, representations, warranties and other statements of the Company, of its officers and of the several Initial Purchasers set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation, or statement as to the result hereof, made by or on behalf of any Initial Purchaser or the Company or any of its or their partners, officers, directors, employees, agents or any controlling person, as the case may be, (ii) acceptance of the Notes and payment for them hereunder or (iii) any termination of this Agreement.

          Section 14.  Notices

          All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed, or sent by air courier that guarantees overnight delivery, to the parties hereto as follows:

If to the Representative:

Banc of America Securities LLC 9 West 57th Street New York, New York 10019 Facsimile: 212-933-2217 Attention: Syndicate Department

with a copy to:

Banc of America Securities LLC 9 West 57th Street New York, New York 10019 Attention: Equity Capital Markets Legal

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If to the Company:

Spartan Stores, Inc. 850 - 76th Street, SW Grand Rapids, Michigan 49518 Facsimile: 616-878-8287 Attention: Alex J. DeYonker, Executive Vice President, General Counsel and Secretary

with a copy to:

Warner Norcross & Judd LLP 900 Fifth Third Center 111 Lyon Street, N.W. Grand Rapids, Michigan 49503-2487 Facsimile: 616-222-2752 Attention: Gordon R. Lewis

Any party hereto may change the address for receipt of communications by giving written notice to the others.

          Section 15.  Successors

          This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Initial Purchasers pursuant to Section 10 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 and Section 9, and in each case their respective successors. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy, or claim under or in respect of this Agreement or any provision contained herein. The term "successors" shall not include any purchaser of the Notes as such from any of the Initial Purchasers merely by reason of such purchase.

          Section 16.  Partial Unenforceability

          The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

          Section 17.  Governing Law

          THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          Section 18.  General Provisions

          This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures

27

thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

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          If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

SPARTAN STORES, INC.

By:	/s/ David M. Staples
Name: David M. Staples
Title:

          The foregoing Purchase Agreement is hereby confirmed and accepted by the Representative as of the date first above written.

BANC OF AMERICA SECURITIES LLC Acting as representative of the several Initial Purchasers named in the attached Schedule A.

By:	/s/ Craig McCracken
Name: Craig McCracken
Title: Managing Director

BEAR, STEARNS & CO. INC. Acting as representative of the several Initial Purchasers named in the attached Schedule A.

By:	/s/ Paul S. Rosica
Name: Paul S. Rosica
Title: Senior Managing Director

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ANNEX A

Spartan Stores Distribution, LLC
Spartan Stores Holding, Inc.
Family Fare, LLC
Prevo's Family Markets, Inc.
Spartan Stores Associates, LLC
Seaway Food Town, Inc.
Market Development Corporation

Annex A-1

SCHEDULE A

Initial Purchasers	Aggregate Principal Amount of Firm Notes to be Purchased
Banc of America Securities LLC	$ 66,500,000

Bear, Stearns & Co. Inc	12,350,000

Wachovia Capital Markets, LLC	6,650,000

Friedman, Billings, Ramsey & Co., Inc	4,750,000

FTN Midwest Securities LLC	4,750,000

Total	$ 95,000,000

Schedule A-1

SCHEDULE B

TERM SHEET

Spartan Stores, Inc.
3.375% Convertible Senior Notes due 2027

Issuer:	Spartan Stores, Inc.

Title of securities:	3.375% Convertible Senior Notes due 2027

Issue price:	100%

Aggregate principal amount offered:

$95,000,000 (exclusive of the initial purchasers' option to purchase up to $15,000,000 principal amount of additional notes to cover over allotments). This represents an increase of $20,000,000 from the aggregate principal amount set forth on the cover of the Preliminary Offering Memorandum (as defined below).

Net proceeds:

Approximately $92,175,000 (or $106,800,000 if the initial purchasers exercise their option to purchase $15,000,000 of additional notes in full) after deducting underwriting discount and offering expenses

Maturity:	May 15, 2027

Annual interest rate:	3.375%

Interest payment dates:	May 15 and November 15 of each year, beginning November 15, 2007

Call dates:	From and after May 20, 2012 at the below specified percentage of the principal amount of the notes to be redeemed plus accrued and unpaid interest:

	Period Commencing	Redemption Price

	May 20, 2012	100.96%
	May 15, 2013	100.48%
	May 15, 2014	100.00%

Put dates:	May 15, 2014, May 15, 2017 and May 15, 2022

Initial conversion price:	Approximately $35.67

Initial conversion rate:	28.0310 shares of common stock per $1,000 principal amount of notes

Schedule B-1

Use of proceeds:

Estimated to be approximately $92,175,000, after deducting selling discounts and offering expenses (assuming no exercise of the initial purchasers' overallotment option). The Company intends to use the net proceeds from the offering to pay amounts owed under its revolving credit facility (the outstanding balance of which was $73.1 million as of May 21, 2007) and for working capital, capital expenditures and other general corporate purposes, which may include funding the previously announced acquisition of Felpausch retail stores.

Settlement:	May 30, 2007

U.S. federal income tax considerations:

Each holder and beneficial owner of a note (by acquiring or holding the note or a beneficial interest therein) will be deemed to have agreed in the indenture, for United States federal income tax purposes, to treat the notes as "contingent payment debt instruments" and to be bound by our application of the U.S. Department of Treasury regulations that govern contingent payment debt instruments. The comparable yield is 8.25% per annum, compounded semi-annually.

Initial Purchasers:	Joint Book-Running Managers: Banc of America Securities LLC and Bear, Stearns & Co. Inc.

Co-Managers: Wachovia Capital Markets, LLC, Friedman, Billings, Ramsey & Co., Inc. and FTN Midwest Securities Corp.

Adjustment to conversion rate upon a fundamental change:

We will increase the conversion rate for notes converted in connection with certain fundamental changes by a number of additional shares of common stock set forth in the table below. The specific circumstances under which the conversion rate will be increased are described in the Preliminary Offering Memorandum (as defined below) under "- Make Whole Amount."

Schedule B-2

	Stock Price
Effective Date	$26.04	$30.00	$35.67	$40.00	$45.00	$50.00	$55.00	$60.00	$70.00	$80.00	$90.00
23-May-07	10.3714	8.0190	5.7733	4.5865	3.7068	2.9690	2.5072	2.0807	1.5533	1.2103	0.9546

15-May-08	10.3714	7.4357	5.1622	4.0190	3.1646	2.4550	2.0399	1.6523	1.1947	0.9115	0.7068

15-May-09	10.3714	7.0923	4.7697	3.6440	2.8134	2.1210	1.7454	1.3907	1.0604	0.7528	0.5868

15-May-10	10.3714	6. 3823	4.0099	2.9565	2.1757	1.5310	1.2363	0.9440	0.6476	0.4902	0.3834

15-May-11	10.3714	5.2057	2.6755	1.7440	1.0401	0.5510	0.3890	0.2307	0.1319	0.0952	0.0723

15-May-12	10.3714	4.2257	0.2729	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

15-May-13	10.3714	4. 5857	0.1383	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

15-May-14	10.3714	5.3023	0.0038	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The maximum increase to the conversion rate we may make pursuant to this provision is 10.3714 shares per $1,000 principal amount of notes, subject to adjustment in the same manner as in the conversion rate.

Rating:	Not rated

This communication is intended for the sole use of the person to whom it is provided by the sender. This communication does not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such solicitation or sale would be unlawful prior to registration or qualification of these securities under the laws of any such jurisdiction.

The offering is being made to qualified institutional buyers pursuant to Rule 144A under the Securities Act, as amended. The 3.375% Convertible Senior Notes due 2027 and shares of common stock issuable upon conversion thereof have not been registered under the Securities Act of 1933, as amended, or under any other securities laws and, unless so registered, may not be offered or sold in the United States or to U.S. persons except to qualified institutional buyers pursuant to Rule 144A or pursuant to another applicable exemption from registration.

The information in this term sheet supplements the Company's Preliminary Offering Memorandum, dated May 22, 2007 (the "Preliminary Offering Memorandum") and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum. This term sheet is qualified in its entirety by reference to the Preliminary Offering Memorandum. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Offering Memorandum.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE

Schedule B-3

DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Schedule B-4

SCHEDULE C

INFORMATION PROVIDED BY THE INITIAL PURCHASERS TO THE
COMPANY

(a)         the information in the last full paragraph of the cover page of the Offering Memorandum regarding the delivery of the Notes;

(b)         the fourth sentence in the ninth paragraph of text under the caption "Plan of Distribution" in the Offering Memorandum concerning market making;

(c)         the information in the sixth paragraph of text under the caption "Plan of Distribution" in the Offering Memorandum concerning offer of the notes;

(d)         the information in the eighth paragraph of text under the caption "Plan of Distribution" in the Offering Memorandum concerning offer of the notes; and

(e)         the information in the tenth paragraph of text under the caption "Plan of Distribution" in the Offering Memorandum concerning stabilization and other transactions.

Schedule C-1

EXHIBIT A

FORM OF COMFORT LETTER

Exhibit A-1

FORM OF COMFORT LETTER

[Pricing Date-e.g., June 18], 2007

[Board of Directors]
[Lead Managers]
As Representatives of The Several Underwriters c/o
[Lead Manager]
[Address]

Ladies and Gentlemen:

We have audited the consolidated balance sheets of [•] (the "Company") and subsidiaries as of December 31, 2006 and 2005 and the consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 2006, and the related financial statement schedule, all included in the Registration Statement (No. 333- [•]) on Form [•] filed by the Company under the Securities Act of 1933 (the "Act"); our reports with respect thereto also are included in such Registration Statement. We also have audited the effectiveness of the Company's internal control over financial reporting as of December 31, 2006, and our report with respect thereto is also incorporated by reference in the Registration Statement.

In connection with the Registration Statement:

1.

We are independent auditors with respect to the Company within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Securities and Exchange Commission and the Public Company Accounting Oversight Board (United States) (PCAOB).

2.

In our opinion, the consolidated financial statements and financial statement schedule audited by us and included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder.

3.

We have not audited any financial statements of the Company as of any date or for any period subsequent to December 31, 2006. The purpose (and therefore the scope) of our audit for the year ended December 31, 2006 was to enable us to express our opinion on the consolidated financial statements at December 31, 2006 and for the year then ended, but not on the financial statements for any interim period within such year. Therefore, we are unable to express and do not express an opinion on: the unaudited condensed consolidated balance sheet at March 31, 2007; the unaudited condensed consolidated statements of income or cash flows for the three-months ended March 31, 2007 and 2006, included in the Registration Statement, or the financial position, results of operations, changes in shareholders' equity or cash flows as of any date or for any period subsequent to December 31, 2006.

4.

For purposes of this letter, we have read the 2007 minutes of meetings of the shareholders and the Board of Directors of the Company and its subsidiaries as set forth in the minute books through June [15], 2006, officials of the Company having advised us that the minutes of all such meetings through that date were set forth therein [except for the meeting of [the Board of Directors] [the Audit Committee] of the Company [Subsidiary Y] held on [Date X], for which minutes have not been approved. With respect to the meeting of the [the Board of Directors][the Audit Committee] of the Company [Subsidiary Y] held on [Date X], we have obtained a summary from the Secretary of the Company [Subsidiary Y] as to the topics discussed at the meeting]. We have also carried out other procedures to June [13] [i.e., three business days before pricing], 2007 as follows (our work did not extend to June [18], 2007).

a.	With respect to the three-month periods ended March 31, 2007 and 2006, we have:

       (1)       performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in AU 722, Interim Financial Information SAS 100, on the unaudited condensed consolidated balance sheet at March 31, 2007 and the unaudited condensed consolidated statements of income and cash flows for the three-month periods ended March 31, 2007 and 2006, included in the Registration Statement; and

       (2)       inquired of certain officials of the Company who have responsibility for financial and accounting matters as to whether the unaudited condensed consolidated financial statements referred to in a. (1) above comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations.

b.	With respect to the period from March 31, 2007 to May 31, 2007, we have:

       (1)       read the unaudited consolidated financial statements of the Company and subsidiaries for April and May of both 2007 and 2006 furnished us by the Company; the financial information for April and May is incomplete in that it omits the statement of cash flows and other disclosures. Officials of the Company have advised us that no such financial statements as of any date or any period subsequent to May 31, 2007 were available; and

       (2)       inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited consolidated financial statements referred to in b.(1) above are stated on a basis substantially consistent with that of the audited consolidated financial statements included in the Registration Statement.

2

The foregoing procedures do not constitute an audit conducted in accordance with generally accepted auditing standards. Also, they would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, we make no representations as to the sufficiency of the foregoing procedures for your purposes.

5.	Nothing came to our attention as a result of the foregoing procedures that caused us to believe that:

a.       any material modifications should be made to the unaudited condensed consolidated financial statements described in 4.a.(1) above, included in the Registration Statement, for them to be in conformity with generally accepted accounting principles.

b.       the unaudited condensed consolidated financial statements described in 4.a.(1) above do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations.

c.       (i) At May 31, 2007 there was any change in the capital stock, increase in long-term debt, or decrease in consolidated net current assets or shareholders' equity of the consolidated companies as compared with amounts shown in the March 31, 2007 unaudited condensed consolidated balance sheet included in the Registration Statement; or

         (ii) for the period from April 1, 2007 to May 31, 2007, there were any decreases, as compared to the corresponding period in the preceding year, in consolidated net sales or in the total or per-share amounts of consolidated net income.

6.

As mentioned under 4.b above, Company officials have advised us that no consolidated financial statements as of any date or for any period subsequent to May 31, 2006 are available; accordingly, the procedures carried out by us with respect to changes in financial statement items after May 31, 2007 have, of necessity, been even more limited than those with respect to the periods referred to in 4. above. We have inquired of certain officials of the Company who have responsibility for financial and accounting matters as to whether: (i) there was any change at June [13], 2007 in the capital stock, increase in long-term debt or any decrease in consolidated net current assets or shareholders' equity of the consolidated companies as compared with the amounts shown on the March 31, 2007 unaudited condensed consolidated balance sheet included in the Registration Statement, or (ii) for the period from April 1, 2007 to June [13], 2007, there was any decrease, as compared with the corresponding period in the preceding year, in consolidated net sales or in the total or per share amounts of consolidated net income. Nothing came to our attention that caused us to believe that there was any such change, increase, or decrease[, except [specify]]. On the basis of these inquiries and our reading of the minutes as described in 4. above, nothing came to our attention that caused us to believe that there was any such change, increase or decrease.

3

7.	[If pro formas are included:] At your request, we have:

a.

read the unaudited pro forma condensed consolidated balance sheet as of March 31, 2007, and the unaudited pro forma condensed consolidated statements of income for the year ended December 31, 2006, and the three-month period ended March 31, 2007, included in the registration statement.

b.	Inquired of certain officials of the Company and of [acquired company] who have financial responsibility for financial and accounting matters about:

(i)	The basis for their determination of the pro forma adjustments, and

(ii)

Whether the unaudited pro forma condensed consolidated financial statements referred to in 7.a. comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X.

c.	Proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the unaudited pro forma condensed consolidated financial statements.

The foregoing procedures are substantially less in scope than an examination, the objective of which is the expression of an opinion on management's assumptions, the pro forma adjustments, and the application of those adjustments to historical financial information. Accordingly, we do not express such an opinion. The foregoing procedures would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, we make no representation about the sufficiency of such procedures for your purposes.

8.  Nothing came to our attention, as a result of the procedures specified in paragraph 7, however, that caused us to believe that the unaudited pro forma condensed consolidated financial statements referred to in paragraph 7.a. above included in the registration statement do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X and that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements. Had we performed additional procedures or had we made an examination of the pro forma condensed consolidated financial statements, other matters might have come to our attention that would have been reported to you.

9.

At your request, we have also read the items identified by you on the attached copies of selected pages of the Registration Statement and have performed the following procedures, which were applied as indicated with respect to the symbols explained below:

A.       We compared the [dollar] amounts or percentages to the amounts in the audited financial statements described in the introductory paragraph of this letter or to amounts included in the unaudited financial statements described in paragraph 4.a. above, which amounts or percentages are included in or can be derived from such statements and found them to be in agreement.

4

B. We compared the [dollar] and other amounts not derived directly from audited or unaudited financial statements to the Company's accounting records and found them to be in agreement.

C.       We compared the [dollar] and other amounts not derived directly from audited or unaudited financial statements, or that could not be compared directly to the Company's accounting records, to amounts in analyses prepared by the Company from its accounting records and found them to be in agreement.

D. We proved the arithmetic accuracy of the percentages or other amounts based on the data in the financial statements referred to in 7.A. above.

E. We proved the arithmetic accuracy of the percentages or other amounts based on the data in the accounting records referred to in 7.B. above.

F. We proved the arithmetic accuracy of the percentages or other amounts based on the data in the analysis referred to in 7.C. above.

G. We proved the arithmetic accuracy of the translation of [currency] amounts to U.S. dollars at the noon buying rate at March 31, 2007.

8.

Our audits of the consolidated financial statements for the periods referred to in the introductory paragraph of this letter were comprised of audit tests and procedures deemed necessary for the purpose of expressing an opinion on such financial statements taken as a whole. For neither the periods referred to therein nor any other period did we perform audits tests for the purpose of expressing an opinion on individual balances of accounts or summaries of selected transactions such as those enumerated above and, accordingly, we do not express an opinion thereon.

9.

It should be understood that we make no representation as to questions of legal interpretation or as to the sufficiency for your purposes of the procedures enumerated in the preceding paragraph; also, such procedures would not necessarily reveal any material misstatement of the information identified in 7. above. Further, we have addressed ourselves solely to the foregoing data as set forth in the Registration Statement and make no representations as to the adequacy of disclosure or as to whether any material facts have been omitted.

10.

This letter is solely for the information of the addressees and to assist the underwriters in conducting and documenting their investigation of the affairs of the Company in connection with the offering of the securities covered by the Registration Statement, and is not to be used, circulated, quoted or otherwise referred to within or without the underwriting group for any other purpose, including, but not limited to, the registration purchase, or sale or securities, nor is it to be filed with or referred to in whole or in part in the Registration Statement or any other document, except that reference may be made to it in the underwriting agreement or any list of closing documents pertaining to the offering of the securities covered by the Registration Statement.

                                                                                            Very truly yours,

5

                                                                                            [Name of Accountants]

6

[BRING-DOWN COMFORT LETTER]

[Issuer's Board of Directors]
[Lead Managers]
As Representatives of The Several Underwriters
 [Lead Manager]
 [Address]

Dear Sirs:

We refer to our letter of June [18] relating to the Registration Statement (No. 333-[•]) of [Company]. We reaffirm as of the date hereof, and as though made on the date hereof, all statements made in that letter, except that for the purposes of this letter:

1.	The Registration Statement to which this letter relates is the Registration Statement in the form in which it became effective.

2.	The reading of minutes described in paragraph 4 of that letter has been carried out through June [19] [date three business days before closing], 2007.

3.

The other procedures and inquiries covered in paragraph 4 of that letter were carried out to June [19], 2006 (our work did not extend to the period from June [20], 2007 to June [22] [i.e., the closing date], 2007, inclusive).

4.	The references to June [13], 2007 in paragraph 6 of that letter are changed to June [19], 2007.

5.

This letter is solely for the information of the addressees and to assist the underwriters in conducting and documenting their investigation of the affairs of the Company in connection with the offering of the securities covered by the Registration Statement, and is not to be used, circulated, quoted or otherwise referred to within or without the underwriting group for any other purpose, including but not limited to the registration, purchase, or sale of securities, nor is it to be filed with or referred to in whole or in part in the Registration Statement or any other document, except that reference may be made to it in the underwriting agreement or in any list of closing documents pertaining to the offering of the securities covered by the Registration Statement.

Very truly yours,

[Name of Accountants]

EXHIBIT B

FORM OF OPINION OF SIDLEY AUSTIN LLP TO BE DELIVERED PURSUANT TO
SECTION 5(c) OF THE PURCHASE AGREEMENT

May __, 2007

Banc of America Securities LLC Bear, Stearns & Co. Inc. as Representatives of the several Initial Purchasers
c/o	Banc of America Securities LLC 9 West 57th Street New York, New York 10019

Re:	Spartan Stores, Inc. $95,000,000 3.375% Convertible Senior Notes due 2027

Ladies and Gentlemen:

         We have acted as special counsel to Spartan Stores, Inc., a Michigan corporation (the "Company"), in connection with the issuance and sale of $95,000,000 aggregate principal amount of 3.375% Convertible Senior Notes due 2027 (the "Notes") to the Initial Purchasers named in Schedule A to the Purchase Agreement, dated May  23, 2007 (the "Purchase Agreement"), for whom Banc of America Securities LLC and Bear, Stearns & Co. Inc. are serving as Representatives. The Notes will be issued pursuant to an Indenture, dated as of May 30, 2007 (the "Indenture"), between the Company and The Bank of New York, as trustee (the "Trustee"). The Notes will be convertible, under certain circumstances, into cash and shares of the Company's common stock, no par value. This letter is being delivered to you pursuant to Section 5(c) of the Purchase

Exhibit B-1

Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Purchase Agreement.

         As counsel to the Initial Purchasers, we have examined such agreements, instruments, certificates, records and other documents and have made such examination of law as we have deemed necessary or appropriate for the purpose of this letter, including the following:

1. Copy of the final Offering Memorandum, dated May 23, 2007 (the "Final Offering Memorandum"), relating to the Notes.

2. Copy of the preliminary Offering Memorandum, dated May 22, 2007 (the "Preliminary Offering Memorandum"), relating to the Notes.

3. Copy of the final term sheet, in the form attached as Schedule B to the Purchase Agreement (the "Final Term Sheet", and together with the Preliminary Offering Memorandum, the "Disclosure Package").

4. Executed copy of the Purchase Agreement.

5. Executed copy of the Indenture.

6. Specimen of the Notes, certified as of the date hereof by the Secretary of the Company to be a complete and accurate specimen.

         In connection with this letter, we have assumed, without independent investigation or verification, the legal capacity of all natural persons signing any document, the genuineness of signatures of all persons signing any document, the authority of all persons signing any document on behalf of the parties thereto, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, conformed or photostatic copies or by facsimile or other means of electronic transmission, the authenticity of the originals of such latter documents and the truth and accuracy of all matters of fact set forth in all documents. As to all facts relevant to the opinions set forth herein, we have relied,

Exhibit B-2

without independent investigation or verification, on the existence and consequences of those facts upon certificates and oral or written representations or other statements of governmental authorities, public officials, officers and other representatives of the Company and its counsel and accountants, and others.

         Based on the foregoing, but subject to the assumptions, limitations, qualifications and exceptions referred to herein, we are of the opinion that:

         (i)         The Indenture constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting creditors' rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

         (ii)         The Notes, when duly executed, issued, authenticated and delivered pursuant to the provisions of the Purchase Agreement and the Indenture against payment of the requisite consideration therefore, will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting creditors' rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

Exhibit B-3

         (iii)         The Notes and the Indenture conform, in all material respects, to the descriptions thereof contained in the Disclosure Package and the Final Offering Memorandum.

         (iv)         The statements set forth under the caption "U.S. Federal Income Tax Consequences" in the Disclosure Package and the Final Offering Memorandum, to the extent they summarize laws or regulations, fairly summarize the matters therein described.

         The foregoing opinions are subject to the following assumptions, limitations, qualifications and exceptions:

         A.         This letter is limited to matters arising under the federal laws of the United States of America and the laws of the State of New York (excluding the municipal laws or the laws, rules and regulations of any local agencies or governmental authorities of or within the State of New York). Accordingly, we express no opinion as to the laws, rules or regulations of any other jurisdiction or as to any matter arising thereunder or relating thereto.

         B.         With respect to any instrument or agreement (each, an "Instrument") executed or authenticated or to be executed or authenticated by any party, we have assumed, to the extent relevant to any opinion set forth herein, that (i) such party (if not a natural person) has been duly organized and was at all relevant times and is validly existing and in good standing under the laws of its jurisdiction of organization, (ii) such party had at all relevant times and has the full right, power and authority to execute or authenticate, as the case may be, deliver and perform its obligations under each Instrument to which it is a party, and (iii) such party has duly authorized, executed or

Exhibit B-4

authenticated, as the case may be, and delivered each Instrument to which it is a party and, except with respect to the Company and the Indenture and the Notes as specified in clauses (i) and (ii) above, each such Instrument is a valid, legally binding and enforceable agreement or obligation of such party.

         The opinions set forth herein are given as of the date hereof, and we undertake no obligation to update or supplement this letter if any applicable law changes after the date hereof or if we become aware of any fact or other circumstance that changes or may change any opinion set forth herein after the date hereof or for any other reason.

         This letter is rendered solely to, and is for the benefit of, the Initial Purchasers in connection with the offering of the Notes as contemplated by the Purchase Agreement; accordingly, this letter may not be copied or relied upon by, or be quoted or delivered to, any other person or entity (including, without limitation, any person or entity who acquires Notes from an Initial Purchaser), or be relied upon or used by the Initial Purchasers for any other purpose, without our express prior written consent.

                                                                                            Very truly yours,

Exhibit B-5

EXHIBIT C

FORM OF OPINION OF WARNER NORCROSS & JUDD LLP
TO BE DELIVERED PURSUANT TO SECTION 5(d) OF
THE PURCHASE AGREEMENT

[WNJ Letterhead]
[Subject to completion of due diligence]

May __, 2007

Banc of America Securities LLC
9 West 57th Street
New York, New York  10019

Bear, Stearns & Co., Inc.
c/o Banc of America Securities LLC
9 West 57th Street
New York, New York  10019

Dear Ladies and Gentlemen:

                  We have acted as counsel to Spartan Stores, Inc., a Michigan corporation (the "Company"), in connection with the issuance and sale of $95,000,000 aggregate principal amount of 3.375% Convertible Senior Notes due 2027 (the "Notes") to the Initial Purchasers named in Schedule A to the Purchase Agreement, dated May 23, 2007 (the "Purchase Agreement"), for whom Bank of America Securities LLC and Bear, Stearns & Co., Inc. are serving as Representatives. Capitalized terms used but not defined in this letter shall have the meanings given to such terms in the Purchase Agreement. We are furnishing this letter to you under Section 5(d) of the Purchase Agreement.

                  We have examined the following documents:

a.	Purchase Agreement
b.	Indenture
c.	Registration Rights Agreement
d.	Notes
e.	Disclosure Package
f.	Final Offering Memorandum
g.	Officer's Certificate, dated May 30, 2007
h.	Secretary's Certificate, dated May 30, 2007
i.	Articles of incorporation and bylaws (or articles of organization and operating agreements) for the Company and each of the Significant Subsidiaries

Exhibit C-1

j.	Certificates of good standing for the Company and each of the Significant Subsidiaries
k.	Certificates or other evidence of foreign qualification or authorization for the Company and each Significant Subsidiary.
l.	Stock certificates for the Company and each Significant Subsidiary that is a corporation.

                  Items a. through d. above are sometimes referred to collectively as the "Transaction Documents."

                  As to questions of fact material to these opinions, we have, to the extent we deemed appropriate, relied on certificates of officers of the Company, certificates and other communications of public officials and on the factual representations of the Company contained in the Purchase Agreement. We have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, the due authorization, execution and delivery by the parties thereto (other than the Company) of all documents examined by us, and the legal capacity of each individual who signed any of those documents.

                  As used in this letter, whenever a statement is qualified by "to our knowledge" or a similar phrase, it is intended to indicate that those attorneys in this firm responsible for preparing this opinion, after consultation with such other attorneys in the firm as they considered appropriate, do not have a current conscious awareness of the inaccuracy of such statement.

                  Subject to the assumptions, qualifications, and limitations set forth in this letter, we are of the opinion that:

1.	The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Michigan.

2.

The Company has corporate power and authority to own, lease, and operate its properties and to conduct its business as described in the Disclosure Package and the Final Offering Memorandum, to enter into and perform its obligations under the Transaction Documents and to issue the Notes.

3.

The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required by reason of the ownership or leasing of property or the conduct of business as described in the Disclosure Package and the Final Offering Memorandum, except for such jurisdictions where the failure to so qualify or to be in good standing would not, singly or in the aggregate, have a Material Adverse Effect.

4.	Each "significant subsidiary" of the Company named on Annex A to the Purchase Agreement has been duly incorporated or organized and is

Exhibit C-2

validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction of its incorporation or organization, has the corporate or limited liability company power and authority to own, lease, and operate its properties and to conduct its business as described in the Disclosure Package and the Final Offering Memorandum and is duly qualified as a foreign corporation or limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required by reason of the ownership or leasing of property or the conduct of business as described in the Disclosure Package and the Final Offering Memorandum, except for such jurisdictions where the failure to so qualify or to be in good standing would not, singly or in the aggregate, have a Material Adverse Effect.

5.

All of the issued and outstanding capital stock of each Significant Subsidiary that is a corporation has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or, to our knowledge, any pending or threatened claim, except under the Loan and Security Agreement (as defined below). All of the membership interest in each Significant Subsidiary that is a limited liability company has been duly authorized and validly issued and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or, to our knowledge, any pending or threatened claim, except under the Loan and Security Agreement.

6.

The Company's authorized capitalization is as set forth in the Disclosure Package and the Final Offering Memorandum. The authorized, issued, and outstanding shares of capital stock of the Company (including the Common Stock) conform to the descriptions in the Disclosure Package and the Final Offering Memorandum.

7.	The Purchase Agreement has been duly authorized, executed, and delivered by the Company.

8.	The Indenture has been duly authorized, executed, and delivered by the Company.

9.	The Notes have been duly authorized, executed, and delivered by the Company.

10.

Up to 3,500,000 shares of Common Stock initially issuable upon conversion of the Notes have been duly authorized and reserved and, when issued upon conversion of the Notes in accordance with the terms of the Notes, will be validly issued, fully paid and non-assessable, and the issuance of such shares will not be subject to any preemptive or similar rights arising (i) by operation of the articles of incorporation or bylaws of

Exhibit C-3

the Company or the law of the State of Michigan or (ii) to our knowledge, by agreement or otherwise.

11.	The Registration Rights Agreement has been duly authorized, executed, and delivered by the Company.

12.

Neither registration of the Notes under the Securities Act nor qualification of the Indenture under the Trust Indenture Act of 1939, as amended, is required for (i) the offer and sale of the Notes by the Company to the Initial Purchasers or (ii) the re-offer and resale of the Notes by the Initial Purchasers in the manner provided in the Purchase Agreement and disclosed in the Disclosure Package and the Final Offering Memorandum.

13.

No shareholder of the Company or any other person has any preemptive right, right of first refusal or other similar right to subscribe for or purchase securities of the Company arising (i) by operation of the articles of incorporation or bylaws of the Company or the laws of the State of Michigan or (ii) to our knowledge, by agreement or otherwise.

14.

Each document filed pursuant to the Exchange Act and incorporated by reference in the Disclosure Package or the Final Offering Memorandum complied when so filed as to form in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder.

15.

We do not know of any legal or governmental actions, suits, or proceedings pending or threatened against the Company or any of its subsidiaries (i) that has as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its subsidiaries or (ii) relating to environmental or discrimination matters where, in either case, we believe (A) there is a reasonable possibility that such action, suit, or proceeding might be determined adversely to the Company or such subsidiary and (B) any such action, suit or proceeding, if determined adversely, is reasonably likely to, singly or in the aggregate, have a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by this Agreement, except as have been previously disclosed to you in our responses to auditors.

16.

No consent, approval, authorization, or other order of, or registration or filing with, any court or other governmental authority or agency is required for the Company's execution and delivery of the Purchase Agreement, the Indenture, and the Notes by the Company and the performance of its obligations thereunder (provided that no opinion is given regarding the requirements of the Securities Act, applicable state securities, or blue sky laws or the NASD).

Exhibit C-4

17.

The execution and delivery of the Purchase Agreement, the Indenture, and the Notes by the Company and the performance by the Company of its obligations thereunder (other than performance by the Company of its obligations under the indemnification section of the Purchase Agreement, as to which no opinion is rendered) (i) will not result in any violation of the provisions of the articles of incorporation, articles of organization, bylaws, or operating agreement of the Company or any Significant Subsidiary; (ii) to our knowledge, will not constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any material Existing Instrument (provided that no opinion is given regarding the Loan and Security Agreement); and (iii) will not result in any violation of any statute, law, rule, or regulation, or any judgment, order or decree known to us and applicable to the Company or any of its Significant Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator, or other authority having jurisdiction over the Company or any of its Significant Subsidiaries or any of its or their properties.

18.

The Company is not, and after receipt of payment for the Notes and the application of the proceeds as disclosed under the caption "Use of Proceeds" in the Disclosure Package and the Final Offering Memorandum will not be, an "Investment Company" as defined in the Investment Company Act.

19.

The statements set forth under the caption "Description of Capital Stock" in the Disclosure Package and the Final Offering Memorandum, to the extent that they summarize law, regulation or the articles of incorporation or bylaws of the Company, fairly summarize the matters and documents there described.

         In addition, we have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company and representatives of the Initial Purchasers at which the contents of the Disclosure Package, including the Preliminary Offering Memorandum, and the Final Offering Memorandum, and any supplements or amendments thereto, and related matters were discussed and, although we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Disclosure Package and the Final Offering Memorandum, and any supplements or amendments thereto (other than as specified above), on the basis of the foregoing, nothing has come to our attention that has caused us believe that (i) the Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading or (ii) either the Final Offering Memorandum or any amendments thereto (on or before the date of this letter) contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under

Exhibit C-5

which they were made, not misleading (provided however, we express no opinion as to the financial statements or schedules or other financial data derived therefrom, included in the Disclosure Package, the Final Offering Memorandum or any amendments or supplements thereto).

                  Our opinions are subject to the following further assumptions, exceptions, qualifications, conditions and limitations:

A.

We do not express an opinion as to laws, statutes, rules or regulations other than the laws, statutes, rules and regulations of the State of Michigan (excluding municipal or other local ordinances, codes and regulations) and the federal laws of the United States of America.

B.	We express no opinion with respect to any financial or accounting matters.

C.	We express no opinion as to the enforceability of the Transaction Documents, which are governed by New York law.

D.

Our opinions in paragraphs 5 and 6 concerning the issued and outstanding shares of the Company and each Significant Subsidiary, and the existence of any security interest, mortgage, pledge, lien, encumbrance, pending claims, or threatened claims are based solely on our review of copies of the stock certificates and other stock records of the Company and the Significant Subsidiaries as provided to us. Our opinion in paragraph 5 concerning the membership interest in each Significant Subsidiary that is a limited liability company and the existence of any security interest, mortgage, pledge, lien, encumbrance, pending claim, or threatened claim is based solely on our review of copies of the Articles of Organization and Operating Agreement for each such Significant Subsidiary.

                  As used in this letter, the term "Loan and Security Agreement" shall mean that certain Loan and Security Agreement dated as of December 23, 2003, among the Company and certain subsidiaries of the Company as Borrowers, Congress Financial Corp. (now Wachovia Capital Finance Corporation (central)) as Agent and Lender, the other Lenders from time to time thereunder, and certain subsidiaries of the Company as Guarantors, as amended.

                  The opinions expressed in this letter are a matter of professional judgment with respect to the laws, regulations, obligations, and matters specifically identified in this letter and are not a guaranty of results. The opinions expressed in this letter are limited to the matters specifically referred to in this letter and no opinion may be implied or inferred beyond those matters. We do not undertake to advise you of any matter within the scope of this letter that comes to our attention after the date of this letter and we disclaim any responsibility to advise you of any future changes in law or fact that may affect the opinions set forth in this letter.

Exhibit C-6

                  The opinions expressed in this letter are solely for your benefit and may not be relied upon, nor may copies be delivered to any other parties or persons, without our prior written consent.

WARNER NORCROSS & JUDD LLP

By
[ ], a partner

Exhibit C-7

EXHIBIT D

FORM OF OPINION OF SEYFARTH SHAW LLP TO BE DELIVERED
PURSUANT TO SECTION 5(e) OF THE PURCHASE AGREEMENT

May __, 2007

Banc of America Securities LLC
Bear, Stearns & Co., Inc.
  As Representatives of the several Initial Purchasers
c/o Banc of America Securities LLC
9 West 57th Street
New York, New York  10019

         Re:         Spartan Stores, Inc.

Ladies and Gentlemen:

         This opinion is furnished to you pursuant to Section 5(e) of the Purchase Agreement, dated as of May 23, 2007, between Banc of America Securities LLC and Bear, Stearns & Co., Inc., as Representatives of the several Initial Purchasers (the "Representatives"), and Spartan Stores, Inc., a Michigan corporation (the "Company"), relating to the purchase and sale of the Company's 3.375% Convertible Senior Notes due May 15, 2027 (the "Purchase Agreement"). We do not represent the Company in connection with all of its legal matters, but have been retained to represent the Company in connection with certain matters relating to the Loan Agreement (as defined below) and to render this opinion in connection with the Purchase Agreement. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

         In rendering the opinions set forth herein, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true copies, of the following documents, each of which is dated, unless otherwise indicated, the date (or as of the date) hereof:

          i.         an executed copy of the Purchase Agreement (including all schedules and exhibits thereto);

          ii.         a specimen copy of the Notes, certified as of the date hereof by the Secretary of the Company to be a complete and accurate specimen;

          iii.         an executed copy of the Indenture;

Exhibit D-1

Bank of America Securities LLC
Bear, Stearns & Co., Inc.
As Representatives of the several Initial Purchasers
May __, 2007

          iv.         the "Description of Other Indebtedness," as contained in the Preliminary Offering Memorandum and the Final Offering Memorandum; and

          v.         the Loan and Security Agreement, dated as of December 23, 2003, among the Company and certain subsidiaries of the Company as Borrowers, Wachovia Capital Finance Corporation (Central), formerly known as Congress Financial Corporation (Central), as Agent and Lender, the other Lenders from time to time thereunder, and certain subsidiaries of the Company as Guarantors, as amended and supplemented by Amendment No. 1 to Loan and Security Agreement, dated as of July 29, 2004, Amendment No. 2 to Loan and Security Agreement, dated as of December 22, 2004, Amendment No. 3 to Loan and Security Agreement, dated as of December 9, 2005, Amendment No. 4 to Loan and Security Agreement, dated as of March 17, 2006, Amendment No. 5 to Loan and Security Agreement, dated as of April 5, 2007, and Amendment No. 6 to Loan and Security Agreement, dated as of May 22, 2007 (as so amended and supplemented, the "Loan Agreement").

The Purchase Agreement, the Notes and the Indenture are referred to herein, collectively, as the "Transaction Documents." In connection with this opinion, we have also made such other investigations of questions of law and fact as we have deemed necessary or appropriate for the purposes of expressing the opinions set forth herein.

         In rendering the opinions expressed below, we have assumed and relied upon the following, with your permission and without independent investigation or verification:

          a.         the signatures of persons signing all documents in connection with which this opinion is rendered are genuine;

          b.         all documents submitted to us as originals or duplicate originals are authentic and all documents submitted to us as copies, whether certified or not, conform to authentic original documents;

          c.         all certificates of public officials, all representations and warranties of the Company and all other certificates, statements, representations, documents, records, search results, financial statements and papers with respect to factual matters are accurate, true and correct; and

          d.         the Transaction Documents constitute all of the material documentation with respect to the transactions contemplated thereby and no other documents, undertakings or agreements exist which materially amend, modify or revise the terms, provisions and conditions relating to the transaction referred to in this letter.

          We have further assumed for purposes of this opinion that (i) the Excess Availability of the Borrowers shall at all times be equal to or greater than $10,000,000, (ii) the Fixed Charge Coverage Ratio of the Borrowers (on a combined basis) will be not less than specified for the applicable period under Section 9.26 of the Loan Agreement,

Exhibit D-2

Bank of America Securities LLC
Bear, Stearns & Co., Inc.
As Representatives of the several Initial Purchasers
May __, 2007

and (iii) at any time the Parent converts any of the Convertible Notes to cash, the aggregate amount of Excess Availability of Borrowers for each of the immediately preceding ten (10) consecutive days and as of the date of payment, and after giving effect thereto, shall be not less than $25,000,000.

          Based upon the foregoing, and subject to the assumptions and qualifications set forth above and hereinafter set forth, we are of the opinion that:

          1.         The statements set forth under the caption "Description of Other Indebtedness - Senior Credit Facility" in the Preliminary Offering Memorandum and the Final Offering Memorandum, to the extent that they summarize the terms and provisions of the Loan Agreement, fairly summarize in all material respects the matters therein described, except that we express no opinion regarding the amounts of any borrowings outstanding or available or to be outstanding or available under the Loan Agreement.

          2.         The execution and delivery of the Transaction Documents by the Company and the performance by the Company of its obligations thereunder (other than performance by the Company of its obligations under Section 8 or Section 9 of the Purchase Agreement, as to which we express no opinion) will not constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company under, the Loan Agreement.

          We are members of the bar of the State of Illinois and we express no opinion as to any laws, or the effect or applicability of any laws, other than (i) the federal laws of the United States, and (ii) the laws of the State of Illinois.

          The foregoing opinion is issued solely for the benefit of the Representatives in connection with the transaction evidenced by the Purchase Agreement and may not be used, circulated, quoted or assigned to or relied upon by any other person or party for any purpose whatsoever without our prior written consent.

          Our opinions are limited to the specific issues addressed and are limited in all respects to laws and facts existing on the date hereof, and no opinion may be inferred or implied beyond that expressly stated herein. By rendering our opinions, we do not undertake to advise the Representatives of any changes in such laws or facts which may occur after the date hereof.

                                                                                   Very truly yours,

Exhibit D-3

EXHIBIT E

FORM OF REGISTRATION RIGHTS AGREEMENT

$110,000,000 AGGREGATE PRINCIPAL AMOUNT

SPARTAN STORES, INC.

3.375% CONVERTIBLE SENIOR NOTES

DUE 2027

Resale Registration Rights Agreement

Dated May 30, 2007

Exhibit E-1

         RESALE REGISTRATION RIGHTS AGREEMENT, dated as of May 30, 2007, among Spartan Stores, Inc., a Michigan corporation (together with any successor entity, herein referred to as the "Company") and Banc of America Securities LLC and Bear, Stearns & Co. Inc. as representatives (the "Representatives") of the several initial purchasers (the "Initial Purchasers") under the Purchase Agreement (as defined below).

         Pursuant to the Purchase Agreement, dated as of May 23, 2007, between the Company and the Representatives (the "Purchase Agreement"), relating to the initial placement (the "Initial Placement") of the Notes (as defined below), the Initial Purchasers have agreed to purchase from the Company $110,000,000 in aggregate principal amount of 3.375% Convertible Senior Notes due 2027 (the "Notes"). The Notes will be convertible, subject to the terms thereof, into fully paid, nonassessable shares of common stock, no par value, of the Company (the "Common Stock"). To induce the Initial Purchasers to purchase the Notes, the Company has agreed to provide the registration rights set forth in this Agreement pursuant to Section 5(i) of the Purchase Agreement.

         The parties hereby agree as follows:

         1.         Definitions. Capitalized terms used in this Agreement without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following capitalized terms shall have the following meanings:

         "Affiliate" of any specified person means any other person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified person. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agreement": This Resale Registration Rights Agreement.

         "Amendment Effectiveness Deadline Date": has the meaning set forth in Section 2(f) hereof.

         "Blue Sky Application": As defined in Section 6(a)(i) hereof.

         "Business Day": The definition of "Business Day" in the Indenture.

         "Closing Date": The date of the first issuance of the Notes.

         "Commission": Securities and Exchange Commission.

         "Common Stock": As defined in the preamble hereto.

Exhibit E-2

         "Company": As defined in the preamble hereto.

         "Effectiveness Date": As defined in Section 2(a)(ii) hereof.

         "Effectiveness Period": As defined in Section 2(a)(iii) hereof.

         "Effectiveness Target Date": As defined in Section 2(a)(ii) hereof.

         "Exchange Act": Securities Exchange Act of 1934, as amended.

         "Free Writing Prospectus": A free writing prospectus, as defined in Rule 405 under the Securities Act.

         "Holder": A Person who owns, beneficially or otherwise, Transfer Restricted Securities.

         "Indemnified Holder": As defined in Section 6(a) hereof.

         "Indenture": The Indenture, dated as of May 30, 2007 between the Company and The Bank of New York Trust Company, N.A., as trustee (the "Trustee"), pursuant to which the Securities are to be issued, as such Indenture is amended, modified or supplemented from time to time in accordance with the terms thereof.

         "Initial Placement": As defined in the preamble hereto.

         "Initial Purchasers": As defined in the preamble hereto.

         "Issuer Free Writing Prospectus": An issuer free writing prospectus, as defined in Rule 433 under the Securities Act.

         "Liquidated Damages": As defined in Section 3(a) hereof.

         "Liquidated Damages Payment Date": Each May 15 and November 15.

         "Losses": As defined in Section 6(a) hereof.

         "Majority of Holders": Holders holding over 50% of the aggregate principal amount of Notes outstanding; provided that, for the purpose of this Agreement, a holder of shares of Common Stock which constitute Transfer Restricted Securities shall be deemed to hold an aggregate principal amount of the Notes (in addition to the principal amount of the Notes held by such holder) equal to the quotient of (x) the number of such shares of Common Stock held by such holder and (y) the conversion rate in effect at the time of their issuance upon conversion of the Notes as determined in accordance with the Indenture.

Exhibit E-3

         "Managing Underwriter": The investment banker or investment bankers and manager or managers that administer an underwritten offering, if any, conducted pursuant to Section 8 hereof.

         "NASD": National Association of Securities Dealers, Inc.

         "Notes": As defined in the preamble hereto.

         "Notice and Questionnaire" means a written notice executed by the respective Holder and delivered to the Company containing substantially the information called for by the Selling Securityholder Notice and Questionnaire attached as Appendix A to the Offering Memorandum of the Company relating to the Notes.

         "Notice Holder": On any date, any Holder of Transfer Restricted Securities that has delivered a Notice and Questionnaire to the Company on or prior to such date.

         "Permitted Free Writing Prospectus": As defined in Section 9(a) hereof.

         "Person": An individual, partnership, corporation, company, unincorporated organization, trust, joint venture or a government or agency or political subdivision thereof.

         "Purchase Agreement": As defined in the preamble hereto.

         "Prospectus": The prospectus included in a Shelf Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such prospectus.

         "Record Date": The definition of "Record Date" in the Indenture.

         "Record Holder": With respect to any Liquidated Damages Payment Date, each Person who is a registered holder of the Notes on Record Date preceding the relevant Liquidated Damages Payment Date.

         "Registration Default": As defined in Section 3(a) hereof.

         "Representatives": As defined in the preamble hereto.

         "Securities Act": Securities Act of 1933, as amended.

         "Shelf Filing Deadline": As defined in Section 2(a)(i) hereof.

         "Shelf Registration Statement": As defined in Section 2(a)(i) hereof.

Exhibit E-4

         "Suspension Notice": As defined in Section 4(c) hereof.

         "Suspension Period": As defined in Section 4(b)(ii) hereof.

         "TIA": Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder, in each case, as in effect on the date the Indenture is qualified under the TIA.

         "Transfer Restricted Securities": Each Note and each share of Common Stock issued upon conversion of Notes until the earliest of:

          (i)         the date on which such Note or such share of Common Stock issued upon conversion has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement;

          (ii)         the date on which such Note or such share of Common Stock issued upon conversion is transferred in compliance with Rule 144 (or any other similar provision then in force) under the Securities Act or eligible for transfer pursuant to paragraph (k) of Rule 144 under the Securities Act (or any other similar provision then in force);

          (iii)         the date on which such Note or such share of Common Stock issued upon conversion ceases to be outstanding (whether as a result of redemption, repurchase and cancellation, conversion or otherwise); or

          (iv)         the date on which such Note or such share of Common Stock has otherwise been transferred and a new Note or share of Common Stock not subject to transfer restrictions under the Securities Act has been delivered by or on behalf of the Company in accordance with Section 2.06(f) of the Indenture.

         "underwriter": Any underwriter of Transfer Restricted Securities in connection with an offering thereof under the Shelf Registration Statement.

         "Underwritten Registration": A registration in which Transfer Restricted Securities of the Company are sold to an underwriter for reoffering to the public.

         Unless the context otherwise requires, the singular includes the plural, and words in the plural include the singular.

Exhibit E-5

         2.         Shelf Registration.

         (a)         The Company shall:

         (i)         file, in no event more than 90 days after the Closing Date (the "Shelf Filing Deadline"), a registration statement pursuant to Rule 415 under the Securities Act or any similar rule that may be adopted by the Commission (the "Shelf Registration Statement"), which Shelf Registration Statement shall be an automatic shelf registration statement if the Company is eligible to use an automatic shelf registration on the Shelf Filing Deadline and shall provide for the registration and resales, on a continuous or delayed basis, of all Transfer Restricted Securities subject to the terms and conditions hereof;

         (ii)         if the Company is not eligible to use an automatic shelf registration statement on the Shelf Filing Deadline, use its commercially reasonable efforts to cause the Shelf Registration Statement to become effective under the Securities Act not later than 180 days after the Closing Date (the "Effectiveness Target Date", and the date of such effectiveness or availability, the "Effectiveness Date"); and

         (iii)         use its commercially reasonable efforts to keep the Shelf Registration Statement effective, supplemented and amended as required by the Securities Act and by the provisions of Section 4(b) hereof to the extent necessary to (A) make it available for resales by the Holders of Transfer Restricted Securities entitled, subject to the terms and conditions hereof, to the benefit of this Agreement and (B) conform with the requirements of this Agreement and the Securities Act and the rules and regulations of the Commission promulgated thereunder as announced from time to time, until the earliest of:
(1)	the date when Holders of Notes and Holders of Common Stock are able to sell such Notes and such Common Stock immediately without restriction pursuant to Rule 144(k) under the Securities Act; or

(2)

the date when all of the Notes and the Common Stock have been sold either pursuant to the Shelf Registration Statement or pursuant to Rule 144 under the Securities Act or any similar provision then in force or the Notes and the Common Stock cease to be outstanding, (the "Effectiveness Period").

Exhibit E-6

         The Company shall be deemed not to have used its commercially reasonable efforts to keep the Shelf Registration Statement effective during the Effectiveness Period if it voluntarily takes any action that would result in Holders of Transfer Restricted Securities not being able to offer and sell such securities at any time during the Effectiveness Period, unless such action is (x) reasonably believed by the Company to be required by applicable law or otherwise undertaken by the Company in good faith and for valid business reasons (not including avoidance of the Company's obligations hereunder), including the acquisition or divestiture of assets, or (y) permitted by Section 4(b)(ii) hereof.

         (b)         Not less than 30 days prior to the Effectiveness Target Date, the Company shall mail the Notice and Questionnaire to the Holders. Each Holder that becomes a Notice Holder (and provides such additional information as the Company reasonably may request) no later than 20 days following such Holder's receipt of notice from the Company of the filing of the Shelf Registration Statement shall be named as a selling securityholder in the initial Registration Statement made available to Holders under the Shelf Registration Statement.

         (c)         If the Shelf Registration Statement ceases to be effective for any reason at any time during the Effectiveness Period (other than because all Transfer Restricted Securities registered thereunder shall have been resold pursuant thereto or shall have otherwise ceased to be Transfer Restricted Securities), the Company shall use its commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof or file a subsequent Shelf Registration Statement covering all of the securities that as of the date of such filing are Transfer Restricted Securities. If such a subsequent Shelf Registration Statement is filed (and is not already effective), the Company shall use its commercially reasonable efforts to cause the subsequent Shelf Registration Statement to become effective as promptly as is practicable after such filing and to keep such subsequent Shelf Registration Statement effective until the end of the Effectiveness Period.

         (d)         The Company shall supplement and amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement, if required by the Securities Act or as reasonably requested by the Initial Purchasers or by the Trustee on behalf of the Holders of the Transfer Restricted Securities covered by such Shelf Registration Statement.

         (e)         The Company shall cause the Shelf Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement or such amendment or supplement, and any Issuer Free Writing Prospectus, as of

Exhibit E-7

the date thereof, (i) to comply in all material respects with the applicable requirements of the Securities Act, and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus and any Issuer Free Writing Prospectus, in light of the circumstances under which they were made) not misleading.

         (f)         Each Holder agrees that if such Holder wishes to sell Transfer Restricted Securities pursuant to a Shelf Registration Statement and related Prospectus, it will do so only in accordance with the terms and conditions of this Agreement. Each Holder wishing to sell Transfer Restricted Securities pursuant to a Shelf Registration Statement and related Prospectus from and after the Effectiveness Date agrees to deliver a Notice and Questionnaire to the Company at least 10 Business Days prior to any intended distribution of Transfer Restricted Securities under the Shelf Registration Statement. From and after the Effectiveness Date, the Company shall, as promptly as practicable after the date a Notice and Questionnaire is delivered to it, and in any event upon the later of (x) 10 Business Days after such date (but no earlier than 10 Business Days after effectiveness) or (y) 10 Business Days after the expiration of any Suspension Period in effect when the Notice and Questionnaire is delivered or put into effect within 10 Business Days of such delivery date:

         (i)         if required by applicable law, file with the SEC a post-effective amendment to the Shelf Registration Statement or prepare and, if required by applicable law, file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that the Holder delivering such Notice and Questionnaire is named as a selling securityholder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the Transfer Restricted Securities in accordance with applicable law and, if the Company shall file a post-effective amendment to the Shelf Registration Statement, use its commercially reasonable efforts to cause such post-effective amendment to become effective under the Securities Act as promptly as is practicable, but in any event by the date (the "Amendment Effectiveness Deadline Date") that is 45 days after the date such post-effective amendment is required by this clause to be filed;

         (ii)         provide such Holder copies of the documents filed pursuant to Section 2(f)(i); and

Exhibit E-8

         (iii)         notify such Holder as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 2(f)(i);

provided that if such Notice and Questionnaire is delivered during a Suspension Period, the Company shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (i), (ii) and (iii) above upon expiration of the Suspension Period in accordance with Section 4(b). Notwithstanding anything contained herein to the contrary, (i) the Company shall be under no obligation to name any Holder that is not a Notice Holder as a selling securityholder in any Registration Statement or related Prospectus, (ii) the Amendment Effectiveness Deadline Date shall be extended by up to 10 Business Days from the Expiration of a Suspension Period (and the Company shall incur no obligation to pay Liquidated Damages during such extension) if such Suspension Period shall be in effect on the Amendment Effectiveness Deadline Date, (iii) if a post-effective amendment to the Shelf Registration Statement is required, shall be under no obligation to file more than one such amendment for all Holders during one fiscal quarter unless the principal amount of the Notes to be included in such amendment is more than $5 million and (iv) shall be under no obligation to file more than three supplements to the related prospectus during any fiscal quarter.

         3.         Liquidated Damages.

         (a)         If:

         (i)         the Shelf Registration Statement is not filed with the Commission prior to or on the Shelf Filing Deadline;

         (ii)         if the Shelf Registration Statement is not an automatic shelf registration statement, the Shelf Registration Statement has not become effective, prior to or on the Effectiveness Target Date;

         (iii)         the Company has failed to perform its obligations set forth in Section 2(f) within the time periods required therein;

         (iv)         any post-effective amendment to a Shelf Registration Statement filed pursuant to Section 2(f)(i) has not become effective under the Securities Act on or prior to the Amendment Effectiveness Deadline Date;

         (v)         except as provided in Section 4(b)(ii) hereof, the Shelf Registration Statement is filed and has become effective but, during the Effectiveness Period, shall thereafter cease to be effective or fail to be usable for its intended purpose and the Company does not cure the Registration Statement within 10 Business Days by a post-effective amendment, prospectus

Exhibit E-9

supplement or report filed pursuant to the Exchange Act (other than in the case of a Suspension Period described in paragraph 3(a)(iv)); or

         (vi)         the Company does not terminate a Suspension Period by the 30th day in any 90-day period or a Suspension Period when aggregated with other suspension periods during any 360-day period, continues for more than 90 days, as the case may be;

(each such event referred to in foregoing clauses (i) through (vi), a "Registration Default"), the Company hereby agrees to pay interest ("Liquidated Damages") with respect to the Transfer Restricted Securities from and including the day following the Registration Default to but excluding the earlier of (1) the day on which the Registration Default has been cured and (2) the date the Shelf Registration Statement is no longer required to be kept effective, accruing at a rate:

         (A)         in respect of the Notes, to each holder of Notes, (x) with respect to the first 90-day period during which a Registration Default shall have occurred and be continuing, equal to 0.25% per annum of the aggregate principal amount of the Notes, and (y) with respect to the period commencing on the 91st day following the day the Registration Default shall have occurred and be continuing, equal to 0.50% per annum of the aggregate principal amount of the Notes; provided that in no event shall Liquidated Damages accrue at a rate per year exceeding 0.50% of the aggregate principal amount of the Notes;

         (B)         in respect of the Notes that are Transfer Restricted Securities submitted for conversion into Common Stock during the existence of a Registration Default with respect to the Common Stock, the holder will not be entitled to receive any Liquidated Damages with respect to such Common Stock but will receive from the Company on the settlement date with respect to such conversion, accrued and unpaid Liquidated Damages calculated in accordance with paragraph (A) to the Conversion Date (as defined in the Indenture);

         (C)         in respect of Common Stock issued upon conversion of Notes, each holder of such Common Stock will not be entitled to any Liquidated Damages if the Registration Default with respect to such Common Stock occurs after the holder has converted the Notes into Common Stock; and

Exhibit E-10

         (D)         in no event will Liquidated Damages be payable in connection with a Registration Default relating to a failure to register the Common Stock. If the Company fails to register both the Notes and the Common Stock deliverable upon conversion of the Notes, the Liquidated Damages will be payable in connection with the Registration Default relating to the failure to register the Notes.

         (b)         All accrued Liquidated Damages shall be paid in arrears to Record Holders by the Company on each Liquidated Damages Payment Date. Upon the cure of all Registration Defaults relating to any particular Transfer Restricted Security, the accrual of applicable Liquidated Damages will cease.

         All obligations of the Company set forth in this Section 3 that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such Transfer Restricted Security shall have been satisfied in full.

         The Liquidated Damages set forth above shall be the exclusive monetary remedy available to the Holders of Transfer Restricted Securities for each Registration Default.

         4.         Registration Procedures.

         (a)         In connection with the Shelf Registration Statement, the Company shall comply with all the provisions of Section 4(b) hereof and shall use its commercially reasonable efforts to effect such registration to permit the sale of the Transfer Restricted Securities, and pursuant thereto, shall as promptly as is reasonably practicable prepare and file with the Commission a Shelf Registration Statement relating to the registration on any appropriate form under the Securities Act.

         (b)         In connection with the Shelf Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities, the Company shall:

         (i)         Subject to any notice by the Company in accordance with this Section 4(b) of the existence of any fact or event of the kind described in Section 4(b)(iv)(E), use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective during the Effectiveness Period; upon the occurrence of any event that would cause the Shelf Registration Statement or the Prospectus contained therein (A) to

Exhibit E-11

contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the Effectiveness Period, the Company shall file as promptly as is reasonably practicable a post-effective amendment to the Shelf Registration Statement or an amendment or supplement to the related Prospectus or file any other required document, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use its commercially reasonable efforts to cause any such amendment to become effective and the Shelf Registration Statement and the related Prospectus to become usable for their intended purposes as soon as is reasonably practicable thereafter.

         (ii)         Notwithstanding Section 4(b)(i) hereof, the Company may suspend the effectiveness of the Shelf Registration Statement (each such period, a "Suspension Period"):

                    (x) if an event occurs and is continuing as a result of which the Shelf Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein would, in the Company's judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

                    (y) if the Company determines in good faith that the disclosure of a material event at such time would be seriously detrimental to the Company and its subsidiaries.

Upon the occurrence of any event described in clauses (x) and (y) of this Section 4(b)(ii), the Company shall give notice to the Holders that the availability of the Shelf Registration is suspended and, upon actual receipt of any such notice, each Holder agrees not to sell any Transfer Restricted Securities pursuant to the Shelf Registration until such Holder's receipt of copies of the supplemented or amended Prospectus provided for in Section 4(b) hereof. The Suspension Period shall not exceed 30 days in any 90-day period, provided further that Suspension Periods shall not exceed an aggregate of 90 days in any 360-day period. The Company shall not be required to specify in the written notice to the Holders the nature of the event giving rise to the Suspension Period.

         (iii)         Prepare and file with the Commission such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep the Shelf Registration Statement effective during the Effectiveness Period; cause the Prospectus to be supplemented by any required

Exhibit E-12

prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rule 424 under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all Transfer Restricted Securities covered by the Shelf Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth or to be set forth in the Shelf Registration Statement or supplement to the Prospectus.

         (iv)         Advise the selling Holders and any Initial Purchaser that has provided in writing to the Company a telephone or facsimile number and address for notices, promptly and, if requested by such selling Holders, to confirm such advice in writing (which notice pursuant to clauses (C) through (F) below shall be accompanied by an instruction to suspend the use of the Prospectus until the Company shall have remedied the basis for such suspension):

         (A)         when the Shelf Registration Statement has become effective,

         (B)         when the Prospectus, any prospectus supplement, any post-effective amendment or any Issuer Free Writing Prospectus has been filed, and, with respect to the Shelf Registration Statement or any post-effective amendment thereto, when the same has become effective,

         (C)         of any request by the Commission for amendments or supplements to the Shelf Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information relating thereto,

         (D)         of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement under the Securities Act or of any notice that would prevent its use, or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes,

         (E)         of the existence of any fact or the happening of any event, during the Effectiveness Period, that makes any statement of a material fact made in the Shelf Registration
Exhibit E-13

Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Shelf Registration Statement or the Prospectus in order to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading, or

         (F)         when any Issuer Free Writing Prospectus includes information that may conflict with the information contained in the Registration Statement.

         (v)         If at any time the Commission shall issue any stop order suspending the effectiveness of the Shelf Registration Statement or any notice that would prevent its use, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company shall use its commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time, including, if necessary, by filing an amendment to the Shelf Registration Statement or a new Shelf Registration Statement and using its commercially reasonable efforts to have such amendment or new Shelf Registration Statement declared effective, and will provide to each Holder who is named in the Shelf Registration Statement prompt notice of the withdrawal of any such order or of the filing or effectiveness of any such amendment or new registration statement.

         (vi)         Make available at reasonable times for inspection by one or more representatives of the selling Holders, designated in writing by a Majority of Holders whose Transfer Restricted Securities are included in the Shelf Registration Statement, and any attorney or accountant retained by such selling Holders and any underwriter participating in any disposition pursuant to the Shelf Registration Statement, all financial and other records, pertinent corporate documents and properties of the Company as shall be reasonably necessary to enable them to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act, and cause the Company's officers, directors, managers and employees to supply all information reasonably requested by any such representative or representatives of the selling Holders, attorney or accountant in connection therewith; provided that such Holders shall have first entered into a confidentiality agreement if and as reasonably required by the Company.

Exhibit E-14

         (vii)         If requested by any selling Holders or the Representatives, promptly incorporate in the Shelf Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities.

         (viii)         Deliver to each selling Holder, without charge, as many copies of the Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto, and any Issuer Free Writing Prospectus, as such Persons reasonably may request; subject to Section 4(b)(ii) and subject to any notice by the Company in accordance with this Section 4(b) of the existence of any fact or event of the kind described in Section 4(b)(iv)(C) through (F), the Company hereby consents to the use of the Prospectus and any amendment or supplement thereto, and any Issuer Free Writing Prospectus, by each of the selling Holders in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto.

         (ix)         Before any public offering of Transfer Restricted Securities, cooperate with the selling Holders and their counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions in the United States as the selling Holders may reasonably request and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that the Company shall not be required (A) to register or qualify as a foreign corporation or a dealer of securities where it is not now so qualified or to take any action that would subject it to the service of process in any jurisdiction where it is not now so subject, other than service of process for suits arising out of the Initial Placement or any offering pursuant to the Shelf Registration Statement; (B) to subject itself to general or unlimited service of process or to taxation in any such jurisdiction if they are not now so subject; or (C) register or qualify in any jurisdiction which the Company reasonably believes, based on advice of counsel, that registration or qualification is not required.

         (x)         Unless any Transfer Restricted Securities shall be in book-entry form only, cooperate with the selling Holders to facilitate the timely preparation and delivery of certificates

Exhibit E-15

representing Transfer Restricted Securities to be sold and not bearing any restrictive legends (unless required by applicable securities laws); and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders may reasonably request at least two Business Days before any sale of Transfer Restricted Securities.

         (xi)         Use its commercially reasonable efforts to cause the Transfer Restricted Securities covered by the Shelf Registration Statement to be registered with or approved by such other U.S. governmental agencies or authorities as may be reasonably necessary to enable the seller or sellers thereof to consummate the disposition of such Transfer Restricted Securities.

         (xii)         Subject to Section 4(b)(ii) hereof, if any fact or event contemplated by Section 4(b)(iv)(C) through (E) hereof shall exist or have occurred, use its commercially reasonable efforts to prepare a supplement or post-effective amendment to the Shelf Registration Statement, related Prospectus (including by means of an Issuer Free Writing Prospectus), relevant Issuer Free Writing Prospectus or any document incorporated therein by reference or to file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, none of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus will contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus and any such Issuer Free Writing Prospectus, in the light of the circumstances in which they are made) not misleading.

         (xiii)         Provide CUSIP numbers for all Transfer Restricted Securities not later than the effective date of the Shelf Registration Statement and provide the Trustee under the Indenture with certificates for the Notes that are in a form eligible for deposit with The Depository Trust Company.

         (xiv)         Reasonably cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter that is required to be undertaken in accordance with the rules and regulations of the NASD.

         (xv)         Otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission and all reporting requirements under the rules and regulations of the Exchange Act.

Exhibit E-16

         (xvi)         Make generally available to its security holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act as soon as practicable after the effective date of the Shelf Registration Statement and in any event no later than 40 days after the end of the 12-month period (or 75 days, if such period is a fiscal year) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Shelf Registration Statement.

         (xvii)         Use its commercially reasonable efforts to cause the Indenture to be qualified under the TIA not later than the effective date of the Shelf Registration Statement required by this Agreement (or the time when the registration as to the Notes under the Shelf Registration Statement is required to become effective hereunder), and, in connection therewith, cooperate with the Trustee and the holders of Notes to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use its commercially reasonable efforts to cause the Trustee thereunder to execute all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner. In the event that any such amendment or modification referred to in this Section 4(b)(xvii) involves the appointment of a new trustee under the Indenture, the Company shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.

         (xviii)         Use its commercially reasonable efforts to cause all Common Stock covered by the Shelf Registration Statement to be listed or quoted, as the case may be, on each securities exchange or automated quotation system on which Common Stock is then listed or quoted.

         (xix)         Provide to each Holder upon written request each document filed with the Commission pursuant to the requirements of Section 13 and Section 15 of the Exchange Act after the effective date of the Shelf Registration Statement, unless such document is available through the Commission's EDGAR system.

         (xx)         Use its commercially reasonable efforts, if the Notes have been rated prior to the initial sale of such Notes, to confirm such ratings will apply to the Notes covered by the Shelf Registration Statement.

Exhibit E-17

         (xxi)         In connection with any underwritten offering conducted pursuant to Section 8 hereof, make such representations and warranties to the Holders of Securities registered thereunder and the underwriters, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings and covering matters including, but not limited to, those set forth in the Purchase Agreement.

         (xxii)         In connection with any underwritten offering conducted pursuant to Section 8 hereof, obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters) addressed to each selling Holder and the underwriters, if any, covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters.

         (xxiii)         In connection with any underwritten offering conducted pursuant to Section 8, hereof, obtain "comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Shelf Registration Statement), addressed to each selling Holder of Securities registered thereunder and the underwriters, in customary form and covering matters of the type customarily covered in "comfort" letters in connection with primary underwritten offerings.

         (xxiv)         In connection with any underwritten offering conducted pursuant to Section 8 hereof, deliver such documents and certificates as may be reasonably requested by the Majority Holders and the Managing Underwriters, including those to evidence compliance with Section 4(b)(iii) hereof and with any customary conditions contained in the Purchase Agreement or other agreement entered into by the Company.

         (xxv)         In connection with any underwritten offering conducted pursuant to Section 8 hereof, the Company shall, if requested, promptly include or incorporate in a prospectus supplement or post-effective amendment to the Shelf Registration Statement such information as the Managing Underwriters reasonably agree should be included therein and to which the Company does not reasonably object and shall make all required

Exhibit E-18

filings of such Prospectus supplement or post-effective amendment as soon as reasonably practicable after it is notified of the matters to be included or incorporated in such Prospectus supplement or post-effective amendment.

         (xxvi)         Use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Transfer Restricted Securities covered by the Shelf Registration Statement.

         (xxvii)         Enter into customary agreements (including, if requested, an underwriting agreement in customary form) and take all other reasonably appropriate actions in order to expedite or facilitate the registration or the disposition of the Transfer Restricted Securities, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures reasonably acceptable to the Company (the Company acknowledges that those provisions and procedures set forth in Section 6 hereof are acceptable).

         The actions set forth in clauses (xxii), (xxiii), (xxiv) and (xxv) of this Section 4(b) shall be performed at (A) the effectiveness of the Shelf Registration Statement and each post-effective amendment thereto; and (b) each closing under any underwriting or similar agreement as and to the extent required thereunder.

         (c)         Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice (a "Suspension Notice") from the Company of the existence of any fact of the kind described in Section 4(b)(iv)(C) through (F) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the Shelf Registration Statement and use of the Prospectus and any related Free Writing Prospectuses until:

         (i)         such Holder has received copies of the supplemented or amended Prospectus or applicable Issuer Free Writing Prospectus contemplated by Section 4(b)(xi) hereof; or

         (ii)         such Holder is advised in writing by the Company that the use of the Prospectus and any applicable Issuer Free Writing Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus.

If so directed by the Company, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted

Exhibit E-19

Securities and any Issuer Free Writing Prospectus that was current at the time of receipt of such Suspension Notice.

         (d)         Each Holder agrees by acquisition of a Transfer Restricted Security, that no Holder shall be entitled to sell any of such Transfer Restricted Securities pursuant to a Registration Statement, or to receive a Prospectus relating thereto, unless such Holder has furnished the Company with a Notice and Questionnaire as required pursuant to Section 2(b) or Section 2(f) hereof (including the information required to be included in such Notice and Questionnaire) and the information set forth in the next sentence. The Company may require each Notice Holder of Notes to be sold pursuant to the Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of such Notes as the Company may from time to time reasonably require for inclusion in such Registration Statement. Each Notice Holder agrees promptly to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Notice Holder not misleading and any other information regarding such Notice Holder and the distribution of such Transfer Restricted Securities as the Company may from time to time reasonably request in writing. The Company may exclude from such Shelf Registration Statement the Notes of any Holder that fails to furnish such information within a reasonable time after receiving such request. Each Holder also agrees by acquisition of a Transfer Restricted Security to deliver a Prospectus to purchasers.

         5.         Registration Expenses.

         All reasonable expenses incident to the Company's performance of or compliance with this Agreement shall be borne by the Company regardless of whether a Shelf Registration Statement becomes effective, including, without limitation:

         (a)         all registration and filing fees and expenses (including filings made with the NASD);

         (b)         all fees and expenses of compliance with federal securities and state Blue Sky or securities laws;

         (c)         all expenses of printing (including printing of Prospectuses, Issuer Free Writing Prospectuses and certificates for the Common Stock to be issued upon conversion of the Notes) and the Company's expenses for messenger and delivery services and telephone;

         (d)         all fees and disbursements of counsel to the Company;

Exhibit E-20

         (e)         all application and filing fees in connection with listing (or authorizing for quotation) the Common Stock on a national securities exchange or automated quotation system pursuant to the requirements hereof; and

         (f)         all fees and disbursements of independent certified public accountants of the Company.

         The Company shall bear its internal expenses (including, without limitation, all salaries and expenses of their officers and employees performing legal, accounting or other duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

         6.         Indemnification And Contribution.

         (a)         The Company agrees to indemnify and hold harmless each Holder of Transfer Restricted Securities (including each Initial Purchaser), its directors, officers, employees and agents, and each person, if any, who controls any Holder within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Holder"), against any loss, claim, damage, liability or expense, as incurred, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or expense relating to resales of the Transfer Restricted Securities) (collectively, "Losses"), to which such Indemnified Holder may become subject, insofar as any such Loss arises out of or is based upon:

         (i)         any untrue statement or alleged untrue statement of a material fact contained in (A) the Shelf Registration Statement as originally filed or in any amendment thereof, or (B) any blue sky application or other document or any amendment or supplement thereto prepared or executed by the Company (or based upon written information furnished by or on behalf of the Company expressly for use in such blue sky application or other document or amendment or supplement) filed in any jurisdiction specifically for the purpose of qualifying any or all of the Transfer Restricted Securities under the securities law of any state or other jurisdiction (such application or document being hereinafter called a "Blue Sky Application"), or, in each case, the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading; or

         (ii)         any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom

Exhibit E-21

of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading,

and to reimburse each Indemnified Holder for any and all expenses including the fees and disbursements of counsel as such expenses are reasonably incurred by such Indemnified Holder in connection with investigating, defending, settling, compromising or paying any such Loss; provided, however, that the foregoing indemnity agreement shall not apply to any Loss to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder (or its related Indemnified Holder) expressly for use therein. The indemnity agreement set forth in this Section 6(a) shall be in addition to any liabilities that the Company may otherwise have.

The Company also agrees to indemnify as provided in this Section 6(a) or contribute as provided in Section 6(e) hereof to Losses of each underwriter, if any, of Transfer Restricted Securities registered under a Shelf Registration Statement, their directors, officers, employees or agents and each person who controls such underwriter on substantially the same basis as that of the indemnification of the Initial Purchasers and the selling Holders provided in this Section 6(a) and shall, if requested by any Holder, enter into an underwriting agreement reflecting such agreement, as provided in Section 4(b)(xxvii) hereof.

         (b)         Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who sign the Shelf Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (i) to the same extent as the foregoing indemnity from the Company to each such Holder, but only with reference to written information relating to such Holder furnished to the Company by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity and (ii) against any Loss, joint or several, including, but not limited to, any Loss relating to resales of the Transfer Restricted Securities, to which such person may become subject, insofar as any such Loss arises out of, or is based upon any Free Writing Prospectus used by such Holder without the prior consent of the Issuer, and in connection with any underwritten offering, the underwriters, provided that the indemnification obligation in this clause (ii) shall be several, not joint and several, among the Holders who used such Free Writing Prospectus. This indemnity agreement set forth in this Section shall be in addition to any liabilities which any such Holder may otherwise have.

Exhibit E-22

         (c)         Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof, but the failure to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel for all indemnified parties (other than local counsel), reasonably approved by the indemnifying party, representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

Exhibit E-23

         (d)         The indemnifying party under this Section 6 shall not be liable for any settlement of any proceeding effected without its written consent, which shall not be withheld unreasonably, but if settled with such consent or if there is a final judgment, the indemnifying party agrees to indemnify the indemnified party against any Loss by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 6(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

         (e)         If the indemnification provided for in Section 6 is for any reason unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any Loss referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any Loss referred to therein:

         (i)         in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Holders, on the other hand, from the offering and sale of the Transfer Restricted Securities, on the one hand, and a Holder with respect to the sale by such Holder of the Transfer Restricted Securities, on the other hand, or

         (ii)         if the allocation provided by Section (6)(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 6(e)(i) above but also the relative fault of the Company, on the one hand, and the Holders, on the other hand, in connection with the statements or

Exhibit E-24

omissions or alleged statements or omissions that resulted in such Loss, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Holders, on the other hand, in connection with such offering and such sale of the Transfer Restricted Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes purchased under the Purchase Agreement (before deducting expenses) received by the Company and the total proceeds received by the Holders with respect to their sale of Transfer Restricted Securities. The relative fault of the Company, on the one hand, and the Holders, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Holders, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 6(e) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 6(e).

         The amount paid or payable by a party as a result of the Loss referred to above shall be deemed to include, subject to the limitations set forth in Section 6(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

         Notwithstanding the provisions of this Section 6, in no event will (i) any Holder be required to undertake liability to any person under this Section 6 for any amounts in excess of the dollar amount of the proceeds to be received by such Holder from the sale of such Holder's Transfer Restricted Securities (after deducting any fees, discounts and commissions applicable thereto) pursuant to any Shelf Registration Statement under which such Transfer Restricted Securities are to be registered under the Securities Act and (ii) any underwriter be required to undertake liability to any person hereunder for any amounts in excess of the discount or commission payable to such underwriter with respect to the Transfer Restricted Securities underwritten by it and distributed to the public. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute as provided in this Section 6(e) are several and not joint.

Exhibit E-25

         (f)         The provisions of this Section 6 shall remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 6 hereof, and will survive the sale by a Holder of Transfer Restricted Securities.

         7.         Rule 144A and Rule 144. The Company agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding and during any period in which the Company (i) is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request of any Holder, to such Holder of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities designated by such Holder, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A, and (ii) is subject to Section 13 or 15 (d) of the Exchange Act, to use its commercially reasonable efforts to make all filings required thereby in a timely manner in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144.

         8.         Underwritten Registrations.

         (a)         Any Holder of Transfer Restricted Securities who desires to do so may sell Transfer Restricted Securities (in whole or in part) in an underwritten offering; provided that (i) the Electing Holders of at least 33-1/3% in aggregate principal amount of the Transfer Restricted Securities then covered by the Shelf Registration Statement shall request such an offering and (ii) at least such aggregate principal amount of such Transfer Restricted Securities shall be included in such offering; and provided further that the Company shall not be obligated to participate in more than one underwritten offering during the Effectiveness Period. Upon receipt of such a request, the Company shall provide all Holders of Transfer Restricted Securities written notice of the request, which notice shall inform such Holders that they have the opportunity to participate in the offering. If any of the Transfer Restricted Securities covered by the Shelf Registration Statement are to be sold in an underwritten offering, the Managing Underwriters shall be selected by the Majority Holders; provided, however, such underwriter must be reasonably acceptable to the Company.

         (b)         No person may participate in any underwritten offering pursuant to the Shelf Registration Statement unless such person (i) agrees to sell such person's Transfer Restricted Securities on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements; (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of

Exhibit E-26

such underwriting arrangements; and (iii) if such Holder is not then a Notice Holder, such Holder returns a completed and signed Notice and Questionnaire to the Company in accordance with Section 2(b) or Section 2(f) hereof within a reasonable amount of time before such underwritten offering.

         (c)         The Holders participating in any underwritten offering shall be responsible for any underwriting discounts and commissions and fees and, subject to Section 5 hereof, expenses of their own counsel. The Company shall pay all other reasonable expenses customarily borne by issuers in an underwritten offering, including but not limited to filing fees, the reasonable fees and disbursements of its counsel and independent public accountants and any printing expenses incurred in connection with such underwritten offering. Notwithstanding the foregoing or the provisions of Section 4(b)(xxv) hereof, upon receipt of a request from the Managing Underwriter or a representative of holders of a majority of the Transfer Restricted Securities to be included in an underwritten offering to prepare and file an amendment or supplement to the Shelf Registration Statement and Prospectus in connection with an underwritten offering, the Company may delay the filing of any such amendment or supplement for up to 90 days if the Board of Directors of the Company shall have determined in good faith that the Company has a bona fide business reason for such delay.

         9.         Miscellaneous.

         (a)         Free Writing Prospectuses. Each Holder represents that it has not prepared or had prepared on its behalf or used or referred to, and agrees that it will not prepare or have prepared on its behalf or use or refer to, any Free Writing Prospectus, and has not distributed and will not distribute any written materials in connection with the offer or sale of the Transfer Restricted Securities without the prior express written consent of the Company and, in connection with any underwritten offering, the underwriters. Any such Free Writing Prospectus consented to by the Company and, if applicable, the underwriters, as the case may be, is hereinafter referred to as a "Permitted Free Writing Prospectus." The Company represents and agrees that it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, including in respect of timely filing with the Commission, legending and recordkeeping.

         (b)         Remedies. The Company acknowledges and agrees that any failure by the Company to comply with its obligations under Section 2 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely, and that, in the

Exhibit E-27

event of any such failure, in addition to being entitled to exercise all rights provided to it herein, in the Indenture or in the Purchase Agreement or granted by law, including recovery of liquidated or other damages, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Section 2 hereof. The Company further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

         (c)         Actions Affecting Transfer Restricted Securities. The Company shall not, directly or indirectly, take any action with respect to the Transfer Restricted Securities as a class that would materially and adversely affect the ability of the Holders of Transfer Restricted Securities to include such Transfer Restricted Securities in a registration undertaken pursuant to this Agreement.

         (d)         No Inconsistent Agreements. The Company has not, as of the date hereof, entered into any agreement with respect to its securities that remains in effect, nor shall it on or after the date hereof enter into any new agreement with respect to its securities, that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. In addition, the Company shall not grant to any of its securityholders (other than the Holders of Transfer Restricted Securities in such capacity) the right to include any of its securities in the Shelf Registration Statement provided for in this Agreement other than the Transfer Restricted Securities.

         (e)         Amendments and Waivers. This Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, unless the Company has obtained the written consent of a Majority of Holders; provided, however, that with respect to any matter that directly or indirectly adversely affects the rights of any Initial Purchaser hereunder, the Company shall obtain the written consent of each such Initial Purchaser against which such amendment, qualification, supplement, waiver or consent is to be effective. Notwithstanding the foregoing (except the foregoing proviso), a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose securities are being sold pursuant to a Shelf Registration Statement and does not directly or indirectly adversely affect the rights of other Holders, may be given by the Majority Holders, determined on the basis of Transfer Restricted Securities being sold rather than registered under such Shelf Registration Statement.

         (f)         Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first

Exhibit E-28

class mail (registered or certified, return receipt requested), facsimile transmission, or air courier guaranteeing overnight delivery:

         (i)         if to a Holder, at the address set forth on the records of the registrar under the Indenture or the transfer agent of the Common Stock, as the case may be; and

         (ii)         if to the Company, initially at its address set forth in the Purchase Agreement,
With a copy to:

Warner Norcross & Judd LLP Attention: Gordon R. Lewis 900 Fifth Third Center 111 Lyon Street, NW Grand Rapids, Michigan 49503

         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

         Any party hereto may change the address for receipt of communications by giving written notice to the others.

         (g)         Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities. The Company hereby agrees to extend the benefit of this Agreement to any Holder and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

         (h)         Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (i)         Notes Held by the Company or Their Affiliates. Whenever the consent or approval of Holders of a specified percentage of Transfer Restricted Securities is required hereunder, Transfer Restricted Securities held by the Company or its Affiliates (other than subsequent Holders if such subsequent Holders are deemed to be Affiliates solely by reason of their holding of such Transfer Restricted Securities) shall not be counted

Exhibit E-29

in determining whether such consent or approval was given by the Holders of such required percentage.

         (j)         Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (k)         GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

         (l)         Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

         (m)         Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

Exhibit E-30

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SPARTAN STORES, INC.

By:
Name:
Title:

BANC OF AMERICA SECURITIES LLC
Acting as representative of the several Initial Purchasers

By:
Name:
Title:

BEAR, STEARNS & CO. INC.
Acting as representative of the several Initial Purchasers

By:
Name:
Title:

Exhibit E-31

EXHIBIT F

FORM OF LOCK UP AGREEMENT

BANC OF AMERICA SECURITIES LLC
BEAR, STEARNS & CO. INC.

c/o Banc of America Securities LLC
9 West 57th Street
New York, New York  10019

         Re:         Spartan Stores, Inc. (the "Company")

Ladies and Gentlemen:

                  The undersigned is an owner of certain shares of common stock, no par value (the "Common Stock") of the Company and/or options to acquire Common Stock. The Company proposes to carry out an offering (the "Offering") of Convertible Senior Notes due 2027, which will be convertible into Common Stock of the Company, for which you will act as initial purchasers (or, if there are additional initial purchasers, representatives of the initial purchasers). The undersigned recognizes that the Offering will benefit the Company and thus will be of benefit to the undersigned. The undersigned acknowledges that you and any other initial purchasers are relying on the agreements of the undersigned contained in this letter in carrying out the Offering and in entering into purchase arrangements with the Company with respect to the Offering.

                  In consideration of the foregoing, the undersigned hereby agrees that, except as set forth below, the undersigned will not (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned's household not to), without the prior written consent of Banc of America Securities LLC (which consent may be withheld in its sole discretion), directly or indirectly:

•

sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open "put equivalent position" in respect of, or liquidate or decrease a "call equivalent position" within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in respect of, or otherwise dispose of or transfer (or enter into any transaction that is designed to, or might reasonably be expected to, result in such disposition) any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned, either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act), by the undersigned (or such spouse or family member);

•	revoke, amend, or modify any prearranged trading plan executed in reliance upon Rule 10b5-1 of the Exchange Act with respect to the Common Stock;

Exhibit F-1

•

publicly announce an intention to do any of the foregoing (including the filing or participation in the filing of a registration statement registering such a transaction with the Securities and Exchange Commission), for a period commencing on the date hereof and continuing through the close of trading on the date 90 days after the date of the final Offering Memorandum relating to the Offering.

                  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with the foregoing restrictions.

                  The foregoing restrictions will have no effect on the undersigned's ability to engage in any of the following transactions: (i) transactions pursuant to a prearranged trading plan executed in reliance upon Rule 10b5-1 of the Exchange Act prior to May 1, 2007 and provided to the initial purchasers prior to the commencement of the Offering, (ii) the surrender of shares of Common Stock to the Company to satisfy tax withholding obligations; (iii) the surrender of shares of Common Stock to the Company to pay the exercise price in connection with the exercise of stock options issued pursuant to the terms of any of the Company's equity incentive plans; (iv) forfeiture of restricted shares of Common Stock or stock options pursuant to the terms of any of the Company's equity incentive plans in effect as of the date set forth above; or (v) sale of shares of Common Stock by a broker or other intermediary to pay the option exercise price and withholding taxes due upon exercise of a stock option (a so-called "cashless exercise").

                  This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

[Name]

Exhibit F-2